                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                           DATED AS OF OCTOBER 2, 2003

                                      AMONG

                       SPANISH BROADCASTING SYSTEM, INC.,

                SPANISH BROADCASTING SYSTEM-SAN FRANCISCO, INC.,

                              KPTI LICENSING, INC.

                                       AND

                       3 POINT MEDIA - SAN FRANCISCO, LLC

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS...............................................................................       1

         Section 1.1.          Definitions......................................................................       1

ARTICLE II            PURCHASE AND SALE OF PURCHASED ASSETS.....................................................       8

         Section 2.1.          Purchase and Sale of Purchased Assets............................................       8
         Section 2.2.          Excluded Assets..................................................................      10
         Section 2.3.          Assumption of Liabilities........................................................      11
         Section 2.4.          Closing Date.....................................................................      14
         Section 2.5.          Cash Advance.....................................................................      14
         Section 2.6.          Purchase Price...................................................................      14
         Section 2.7.          Payment of Purchase Price........................................................      14
         Section 2.8.          Closing Date Deliveries..........................................................      15
         Section 2.9.          Further Assurances...............................................................      16
         Section 2.10.         Allocation.......................................................................      16
         Section 2.11.         Prorations and Adjustments.......................................................      17
         Section 2.12.         Collection of Accounts Receivable................................................      18

ARTICLE III           REPRESENTATIONS AND WARRANTIES  OF THE SBS ENTITIES.......................................      19

         Section 3.1.          Organization.....................................................................      19
         Section 3.2.          Authority of the SBS Entities....................................................      19
         Section 3.3.          Financial Statements.............................................................      20
         Section 3.4.          Operations.......................................................................      21
         Section 3.5.          No Undisclosed Liabilities.......................................................      23
         Section 3.6.          Taxes............................................................................      23
         Section 3.7.          Sufficiency of Assets............................................................      23
         Section 3.8.          Governmental Permits.............................................................      23
         Section 3.9.          FCC Licenses.....................................................................      24
         Section 3.10.         Real Property; Real Property Leases..............................................      25
         Section 3.11.         Personal Property................................................................      26
         Section 3.12.         Personal Property Leases.........................................................      26
         Section 3.13.         Intellectual Property............................................................      26
         Section 3.14.         Title to Purchased Assets........................................................      27
         Section 3.15.         Employees........................................................................      27
         Section 3.16.         Employee Relations...............................................................      27
         Section 3.17.         Contracts........................................................................      28
         Section 3.18.         Status of Contracts..............................................................      28
         Section 3.19.         No Violation, Litigation or Regulatory Action....................................      29
         Section 3.20.         Insurance........................................................................      30
         Section 3.21.         Employee Plans; ERISA............................................................      30
         Section 3.22.         Environmental Protection.........................................................      31
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         Section 3.23.         Insolvency Proceedings...........................................................      32
         Section 3.24.         No Misleading Statements.........................................................      32
         Section 3.25.         Transactions with Affiliates.....................................................      32
         Section 3.26.         No Finder........................................................................      33

 REPRESENTATIONS AND WARRANTIES OF BUYER........................................................................      33

         Section 4.1.          Organization.....................................................................      33
         Section 4.2.          Authority of Buyer...............................................................      33
         Section 4.3.          Litigation.......................................................................      34
         Section 4.4.          No Finder........................................................................      34
         Section 4.5.          Qualifications as FCC Licensee...................................................      34
         Section 4.6.          Availability of Funds............................................................      34
         Section 4.7.          No Misleading Statements.........................................................      34
         Section 4.8.          No Other Representations and Warranties..........................................      35

ARTICLE V             ACTIONS PRIOR TO THE CLOSING DATE.........................................................      35

         Section 5.1.          Investigation of the Business....................................................      35
         Section 5.2.          Preserve Accuracy of Representations and Warranties..............................      35
         Section 5.3.          FCC Consent; Other Consents and Approvals........................................      36
         Section 5.4.          Operations of the Station Prior to the Closing Date..............................      36
         Section 5.5.          Third Party Consents.............................................................      38
         Section 5.6.          Environmental Site Assessment....................................................      39
         Section 5.7.          Public Announcement..............................................................      40
         Section 5.8.          Interim Financial Statements.....................................................      40
         Section 5.9.          Administrative Violations........................................................      40
         Section 5.10.         Bulk Sales Act...................................................................      41
         Section 5.11.         Adverse Developments.............................................................      41
         Section 5.12.         Additional Covenant..............................................................      41
         Section 5.13.         No Solicitation Covenant.........................................................      41
         Section 5.14.         Copies of FCC Applications.......................................................      42
         Section 5.15.         Estoppel Certificates............................................................      42
         Section 5.16.         Trade Agreements; Station Agreements.............................................      42
         Section 5.17.         Title Examination; Title Insurance; Surveys......................................      42

ARTICLE VI            ADDITIONAL AGREEMENTS.....................................................................      43

         Section 6.1.          Taxes; Sales, Use and Transfer Taxes.............................................      43
         Section 6.2.          Employees; Employee Benefit Plans................................................      43
         Section 6.3.          Control of Operations Prior to Closing Date......................................      44
         Section 6.4.          Non-Solicitation of Employees....................................................      45
         Section 6.5.          Termination of Certain Arrangements..............................................      45
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ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS  OF THE SBS ENTITIES..................................      45

         Section 7.1.          No Misrepresentation or Breach of Covenants and Warranties.......................      45
         Section 7.2.          No Restraint or Litigation.......................................................      46
         Section 7.3.          FCC Consent......................................................................      46
         Section 7.4.          Payment..........................................................................      46
         Section 7.5.          Closing Documents................................................................      46

ARTICLE VIII          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER..............................................      47

         Section 8.1.          No Misrepresentation or Breach of Covenants and Warranties.......................      47
         Section 8.2.          No Restraint or Litigation.......................................................      47
         Section 8.3.          FCC Consent......................................................................      47
         Section 8.4.          FCC Licenses.....................................................................      48
         Section 8.5.          Closing Documents................................................................      48
         Section 8.6.          Third Party Consents.............................................................      48
         Section 8.7.          Satisfactory Environmental Assessment............................................      48
         Section 8.8           Final Order Contingent Condition.................................................      48

ARTICLE IX            INDEMNIFICATION...........................................................................      49

         Section 9.1.          Indemnification by the SBS Entities..............................................      49
         Section 9.2.          Indemnification by Buyer.........................................................      50
         Section 9.3.          Notice of Claims.................................................................      52
         Section 9.4.          Third Person Claims..............................................................      52
         Section 9.5.          Limitations......................................................................      53
         Section 9.6.          Treatment of Indemnity Payments..................................................      53
         Section 9.7.          Indemnification Sole Remedy......................................................      54

ARTICLE X             TERMINATION AND REMEDIES..................................................................      54

         Section 10.1.         Termination......................................................................      54
         Section 10.2.         SBS Entities' Remedies...........................................................      55
         Section 10.3.         Buyer's Remedies.................................................................      55
         Section 10.4.         Termination Notice...............................................................      56

ARTICLE XI            GENERAL PROVISIONS........................................................................      56

         Section 11.1.         Survival of Representations, Warranties and Obligations..........................      56
         Section 11.2.         Confidential Nature of Information...............................................      56
         Section 11.3.         Governing Law; Venue.............................................................      57
         Section 11.4.         Notices..........................................................................      57
         Section 11.5.         Assignment; Successors and Assigns...............................................      58
         Section 11.6.         Entire Agreement; Amendments.....................................................      59
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         Section 11.7.         Interpretation...................................................................      59
         Section 11.8.         Waivers..........................................................................      59
         Section 11.9.         Expenses.........................................................................      59
         Section 11.10.        Partial Invalidity...............................................................      59
         Section 11.11.        Execution in Counterparts........................................................      59
         Section 11.12.        Risk of Loss; Damage to Facilities...............................................      60
         Section 11.13.        No Third Party Beneficiaries.....................................................      60
         Section 11.14.        Attorneys' Fees..................................................................      60
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                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is entered into as of October 2, 2003, by and among Spanish Broadcasting System, Inc., a Delaware corporation ("SBS"), Spanish Broadcasting System-San Francisco, Inc., a Delaware corporation ("SBS-San Francisco") and KPTI Licensing, Inc., a Delaware corporation ("SBS Licensee" and together with SBS and SBS-San Francisco, the "SBS Entities"), and 3 Point Media - San Francisco, LLC, an Illinois limited liability company ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the SBS Entities are engaged in the business of owning and operating radio broadcast station KPTI(FM), licensed to Alameda, California (the "Station");

                  WHEREAS, SBS Licensee holds the broadcast licenses issued by the FCC and used in the operation of the Station; and

                  WHEREAS, the SBS Entities desire to sell to Buyer, and Buyer desires to purchase from the SBS Entities, substantially all of the assets, properties and business relating to the Station, all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the SBS Entities and Buyer as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

         "ACCOUNTING FIRM" has the meaning specified in Section 2.11(a).

         "ADJUSTMENT TIME" has the meaning specified in Section 2.11(a).

         "ADMINISTRATIVE VIOLATION" has the meaning specified in Section 5.9.

         "ADVERSE ENVIRONMENTAL CONDITIONS" has the meaning specified in Section 5.6.

         "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

         "APPRAISAL FIRM" has the meaning specified in Section 2.10.

         "ASSET ALLOCATION" has the meaning specified in Section 2.10.

         "ASSUMED LIABILITIES" has the meaning specified in Section 2.3(a).

         "BALANCE SHEET DATE" has the meaning specified in Section 3.3(a).

         "BARTER AGREEMENTS" shall mean contracts for the sale of time on the Station in exchange for programming.

         "BUSINESS" has the meaning specified in Section 2.1.

         "BUYER" has the meaning specified in the introductory paragraph hereof.

         "BUYER ANCILLARY AGREEMENTS" has the meaning specified in Section
4.2(a).

         "BUYER GROUP MEMBER" means Buyer, its Affiliates, directors, officers, members, employees, shareholders and agents and their respective successors and assigns.

         "BUYER LENDERS" means the lenders who are parties to the credit agreements to be entered into by Buyer and such lenders in connection with the consummation of the transactions contemplated by this Agreement.

         "BUYER THRESHOLD AMOUNT" has the meaning specified in Section 9.2.

         "CASH ADVANCE" has the meaning specified in Section 2.5.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

         "CLAIM NOTICE" has the meaning specified in Section 9.3(a).

         "CLOSING DATE" has the meaning specified in Section 2.4.

         "CLOSING DATE ADJUSTMENTS" has the meaning specified in Section
2.11(a).

         "CLOSING DATE TRADE REPORT" has the meaning specified in Section
2.11(b).

         "CLOSING" has the meaning specified in Section 2.4.

         "CLOSING EXTENSION DEADLINE" has the meaning specified in Section 8.8.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

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         "COVENANTOR" has the meaning specified in Section 6.4.

         "EMPLOYEE PLANS" has the meaning specified in Section 3.21(a).

         "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions on transfer, assignment or use of any kind.

         "ENVIRONMENTAL ASSESSMENT" has the meaning specified in Section 5.6.

         "ENVIRONMENTAL CONDITIONS" means the state of the environment, including soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air.

         "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state, district and local laws, all applicable rules, policy statements and regulations promulgated thereunder, and all applicable orders, consent decrees, judgments, governmental notices, permits and governmental demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Materials. Environmental Laws shall include, without limitation, CERCLA, as amended, RCRA, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any Governmental Body that are enacted and currently in effect.

         "ENVIRONMENTAL REPORTS" means any and all written analyses, summaries or explanations, known by, and identified in the environmental records of, the SBS Entities of (i) any Environmental Conditions in, on or about the Real Property or (ii) the SBS Entities' compliance with, or liability under, any Environmental Laws.

         "ERISA AFFILIATE" means any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code
Section 414(b), any trade or business which is under common control within the meaning of Code Section 414(c), and any affiliated service group, within the meaning of Code Section 414(m) or (o), of which any SBS Entity is (or at any relevant time was) a member.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF LOSS" has the meaning specified in Section 11.12(a).

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         "EXCLUDED ASSETS" has the meaning specified in Section 2.2.

         "EXCLUDED LIABILITIES" has the meaning specified in Section 2.3(b).

         "EXPENSE" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "FCC CONSENT" means action by the FCC granting its consent to the assignment to Buyer (or Affiliates of Buyer if assigned as permitted pursuant to Section 11.5) of the FCC Licenses as contemplated by this Agreement.

         "FCC LICENSES" has the meaning specified in Section 3.9(a).

         "FINAL ORDER" means an order or action of the FCC that, by reason of expiration of time or exhaustion of remedies, is no longer subject to administrative or judicial reconsideration or review.

         "FINAL ORDER CLOSING REQUIREMENTS" has the meaning specified in Section 8.8.

         "FINANCIAL STATEMENTS" has the meaning specified in Section 3.3(a).

         "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

         "GOVERNMENTAL PERMITS" has the meaning specified in Section 3.8.

         "HAZARDOUS MATERIALS" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, infectious, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws but excluding materials occurring naturally at or about any facility. By way of example only, the term Hazardous Materials includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, acids, metals, solvents and waste waters.

         "INDEMNIFIED PARTY" has the meaning specified in Section 9.3(a).

         "INDEMNITOR" has the meaning specified in Section 9.3(a).

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         "INTELLECTUAL PROPERTY" has the meaning specified in Section 3.13(a).

         "IRS" means the Internal Revenue Service.

         "LIABILITY" means any and all claims, debts, liabilities, obligations and commitments of any nature whatsoever, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, whenever or however arising (including those arising out of any contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by generally accepted accounting principles to be reflected as a liability in financial statements or disclosed in the notes thereto.

         "LOSS" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges (excluding, except in case of fraud or willful or intentional misrepresentation, any and all incidental and special damages and consequential damages that are not reasonably foreseeable).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Purchased Assets, the operations of the Station, or on the ability of the SBS Entities to consummate the transactions contemplated hereby, or any event or condition which would reasonably be expected, with the passage of time, to constitute such a "material adverse effect," other than (i) any effect resulting from changes in conditions (including economic conditions, regulatory matters, and legislative actions) that are generally applicable to the economy or the radio broadcasting industry in general on a national, regional or state basis, or (ii) any change in competition due solely to the actions of the owner of any radio station, other than the Station, that is in the same market as the Station.

         "MATERIAL STATION AGREEMENTS" has the meaning specified in Section 5.5.

         "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

         "PAYMENT DATE" has the meaning specified in Section 2.11(a).

         "PERMITTED ENCUMBRANCE" means each of the following: (i) liens for Taxes, assessments or other governmental charges which are not yet due and payable or are being diligently contested in good faith; (ii) liens for mechanics, materialmen's and similar encumbrances with respect to any amounts not yet due and payable or being diligently contested in good faith; (iii) with respect to leased Real Property, liens in favor of the lessor of such leased Real Property; (iv) with respect to the owned and leased Real Property, leases, easements, rights to access, rights-of-way, mineral rights or other similar reservations and restrictions, defects of title, which are set forth in title insurance policies, title commitments or surveys made available to Buyer, the Schedules or in the applicable deeds or leases or which, either individually or in the aggregate, do not materially and adversely affect or interfere with the ownership or current use of the affected real property or leased premises in the Business as presently conducted; (v) the right,

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generally applicable with respect to similarly situated assets and properties, reserved to any Governmental Body to regulate property or assets; (vi) any generally applicable zoning law or ordinance or similar legal requirement; (vii) any other Encumbrances that relate to liabilities and obligations that are to be discharged in full at the Closing or that will be removed prior to or at the Closing; (viii) restrictions on transfer or assignment contained in the Station Agreements; and (ix) any Encumbrances created by or at the direction of Buyer.

         "PERSON" means any person, employee, individual, corporation, limited liability company, partnership, trust, or any other non-governmental entity or any governmental or regulatory authority or body.

         "PERSONAL PROPERTY LEASES" has the meaning specified in Section 3.12.

         "PERSONAL PROPERTY" has the meaning specified in Section 3.11.

         "PROPOSED ACQUISITION TRANSACTION" has the meaning specified in Section 5.13.

         "PURCHASE PRICE" has the meaning specified in Section 2.6.

         "PURCHASED ASSETS" has the meaning specified in Section 2.1.

         "RCRA" means the Resource Conservation and Recovery Act, 42
U.S.C. Sections 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

         "REAL PROPERTY" has the meaning specified in Section 3.10(a).

         "REAL PROPERTY LEASES" has the meaning specified in Section 3.10(c).

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "REMEDIATION CAP" has the meaning specified in Section 5.6.

         "REQUIRED CONSENT" has the meaning specified in Section 8.6.

         "REQUIREMENTS OF LAW" means any foreign, federal, state or local law, rule or regulation, Governmental Permit or other binding determination of any Governmental Body.

         "SBS" has the meaning specified in the introductory paragraph hereof.

         "SBS ENTITIES" has the meaning specified in the introductory paragraph hereof.

         "SBS ENTITIES ACCOUNTS RECEIVABLE" has the meaning specified in Section 2.12.

         "SBS ENTITIES ANCILLARY AGREEMENTS" has the meaning specified in
Section 3.2(a).

         "SBS LICENSEE" has the meaning specified in the introductory paragraph hereof.

         "SBS GROUP MEMBER" means each SBS Entity and its Affiliates, directors, members, partners, officers, employees, shareholders and agents and their respective successors and assigns.

         "SBS-SAN FRANCISCO" has the meaning specified in the introductory paragraph hereof.

         "SBS THRESHOLD AMOUNT" has the meaning specified in Section 9.1.

         "SPECIFIED EVENT" has the meaning specified in Section 11.12(b).

         "STATION AGREEMENTS" has the meaning specified in Section 3.18(a).

         "STATION" has the meaning specified in the first recital hereof.

         "STATION LICENSES" has the meaning specified in Section 2.1(a).

         "TAX" or "TAXES" means any federal, state, local or foreign, net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, social security (or similar), unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Body.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TIME SALES AGREEMENTS" shall mean contracts for the sale of time on the Station for cash that can be canceled by the Station without penalty or the payment of any compensation upon no more than 30 days' notice.

         "TITLE DEFECT" has the meaning specified in Section 5.17(a).

         "TRADE AGREEMENTS" shall mean contracts for the sale of time on the Station in exchange for merchandise or services used or useful for the benefit of the Station, excluding Barter Agreements.

         "TRADE PAYABLES" has the meaning specified in Section 2.11(b).

         "TRADE RECEIVABLES" has the meaning specified in Section 2.11(b).

         "TRANSFER APPLICATION" has the meaning specified in Section 5.3(a).

         "TRANSFERRED EMPLOYEES" has the meaning specified in Section 6.2(b).

                                   ARTICLE II

                      PURCHASE AND SALE OF PURCHASED ASSETS

                  SECTION 2.1. PURCHASE AND SALE OF PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, each of SBS, SBS Licensee and SBS San-Francisco shall sell, transfer, assign, convey and deliver to Buyer, and the Buyer shall purchase from SBS, SBS Licensee and SBS San-Francisco, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the assets, properties and business (excepting only the Excluded Assets) owned or held by it of every kind and description, wherever located, real, personal or mixed, tangible or intangible, relating to the Station, or the business of the Station (the "Business") as the Business shall exist on the Closing Date (herein collectively referred to as the "Purchased Assets"), including, without limitation, all right, title and interest of the SBS Entities in, to and under:

                  (a) All licenses, permits and other authorizations issued to the SBS Entities for the operation of the Station or the conduct of the Business by the FCC or any other Governmental Body, including, but not limited to, those listed on Schedule 3.9(a) (the "Station Licenses") and the right to use the Station's call letters, and all applications for modification, extension or renewal thereof, and any applications for any new licenses, permits or authorizations pending on the Closing Date, including, but not limited to, those listed on Schedule 3.9(a);

                  (b) Any option, right or contract to purchase, lease, possess or occupy real property described in Schedule 3.10(c);

                  (c) All equipment (including computers and office equipment), auxiliary and translator facilities, transmitting towers, transmitters, broadcast equipment, antennae, supplies, inventory (including all programs, records, tapes, recordings, compact discs, cassettes, spare parts and equipment), advertising and promotional materials, engineering plans, records and data, vehicles, furniture and other personal property owned by the SBS Entities and used in or relating to the Station or the Business, including, without limitation, the items listed or referred to in Schedule 3.11(a), but excluding any such property disposed of or consumed by the SBS Entities between the date hereof and the Closing Date in the ordinary course of the Business in accordance with the terms of this Agreement;

                  (d) The Personal Property Leases and the personal property leased thereunder listed in Schedule 3.12;

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

                  (e) The trademarks, trade names (including the right to use the trade name "KPTI(FM)"), service marks and copyrights (and all goodwill associated therewith), if any, registered or unregistered, relating to the Station or the Business, and the applications for registration thereof and the patents and applications therefor and the licenses relating to any of the foregoing including, without limitation, the items listed in Schedule 3.13(a);

                  (f) (i) All contracts for the sale of broadcast time for advertising on the Station made in the ordinary course of the Business and consistent with past practice, (ii) the contracts, agreements or understandings either listed or described in Schedule 3.17 and designated on such Schedule as an "Assumed Contract" or, by the terms of Section 3.17, are not required to be listed on Schedule 3.17, and (iii) any other contract, agreement or understanding (evidenced in writing) entered into by any SBS Entity in respect of the Business which (A) is entered into after the date hereof consistent with the provisions of Sections 5.4(c) and 5.16 of this Agreement or (B) Buyer expressly agrees to assume in writing;

                  (g) All advertising customer lists, mailing lists and other proprietary or confidential information used in or relating to the Business, the Purchased Assets or the Station;

                  (h) All rights, claims or causes of action of the SBS Entities against third parties relating to the Purchased Assets, the Station or the Business, to the extent they relate to the period after the Closing;

                  (i) All prepaid rentals and other prepaid expenses (except for prepaid insurance) arising from payments made by any SBS Entity in connection with the Business prior to the Closing Date for goods or services (but only to the extent an appropriate adjustment is made to the Purchase Price in favor of the SBS Entities pursuant to Section 2.11);

                  (j) All jingles, slogans, commercials and other promotional materials used in or relating to the Station or the Business;

                  (k) All books and records (including all computer programs used primarily in connection with the Business, the Purchased Assets or the Station and copies of all records relating to Taxes that pertain to the Station or the Purchased Assets to the extent they are in the possession of the SBS Entities) of the SBS Entities relating to the assets, properties, business and operations of the Business, the Purchased Assets, or the Station including, without limitation, all files, logs, programming information and studies, technical information and engineering data and personnel records of the Transferred Employees, but excluding any books and records (including computer programs) relating to a business of the SBS Entities unrelated to the Business, the Purchased Assets, or the Station or otherwise described in Section 2.2; and

                  (l) Subject to the other provisions of this Agreement, all other assets or properties not referred to above which are acquired by any SBS Entity for use by the Station or in connection with the operation of the Business in the ordinary course of the Business after the date of this Agreement but prior to Closing, except (i) any such assets or properties disposed of after the date of this Agreement in the ordinary course of the Business consistent with the terms of this Agreement, and (ii) Excluded Assets.

                  SECTION 2.2. EXCLUDED ASSETS. Notwithstanding the foregoing, the Purchased Assets shall not include any of the following assets or properties or any right, title or interest therein (herein referred to as the "Excluded Assets"):

                  (a) All cash and cash equivalents (including any marketable securities or certificates of deposit) of the SBS Entities;

                  (b) All claims, rights and interests of the SBS Entities in and to (i) any refunds for Taxes paid in respect of the Station or the Business for periods ending on or prior to the Closing Date (subject to claims of Buyer for proration of property and other Taxes or fees of any nature whatsoever under this Agreement) and (ii) any refunds for Taxes paid in respect of the assets and properties described in Section 2.2(m) for all taxable periods;

                  (c) Any rights, claims or causes of action of the SBS Entities against third parties relating to the Business, the Purchased Assets or the Station, to the extent they relate to the period prior to the Closing;

                  (d) All bonds, letters of credit, intercompany notes and similar items, contracts or policies of insurance and prepaid insurance with respect to such contracts or policies and any cash surrender value thereof and any insurance proceeds or claims made by the SBS Entities relating to property or equipment repaired, replaced or restored by the SBS Entities prior to the Closing;

                  (e) Each SBS Entity's business and financial records, minute books, organizational documents and such other books and records relating to their organization, existence and capitalization and similar internal matters as well as any other books and records relating to the SBS Entities generally and not involving or relating to the Purchased Assets, or the operations of the Station, Tax Returns and related documents and supporting work papers and any other records and returns relating to Taxes, assessments and similar governmental levies (other than real and personal property Taxes, assessments and levies imposed on the Purchased Assets), any books and records that the SBS Entities are required by law to retain, and the personnel records of those employees who are not Transferred Employees;

                  (f) (i) The contracts, agreements or understandings of the SBS Entities which are not listed on Schedule 3.17 that otherwise would be required to be listed thereon if such contracts, agreements or understandings were to be assigned to Buyer hereunder (provided that this Section 2.2(f)(i) shall not relieve the SBS Entities of any obligation with respect to any representation, warranty or covenant of the SBS Entities in Section 3.17) (ii) the contracts, agreements or understandings of the SBS Entities listed in
Schedule 3.17 and designated on such Schedule as a "Contract Not Assumed," and
(iii) any contract, agreement or understanding either listed on Schedule 3.17 or not required to be listed thereon which has expired prior to the Closing Date;

                  (g) Any trade name, trademarks, service marks or logos using or incorporating the name "Spanish Broadcasting" or the SBS logo;

                  (h) All records and documents relating to Excluded Assets or to liabilities, other than Assumed Liabilities, and not relating to the Business, the Purchased Assets, the Station or the Assumed Liabilities;

                  (i) All trusts, trust assets, trust accounts, reserves, insurance policies, or other assets, including, but not limited to, those listed in Schedule 3.21 relating to employees or to funding the employee benefit plans, agreements or arrangements sponsored, maintained, contributed to, or administered by any SBS Entity (including, but not limited to, the Employee Plans);

                  (j) Any rights of, or payment due to, any SBS Entity under or pursuant to this Agreement, or any Buyer Ancillary Agreement;

                  (k) All accounts receivable arising out of the operation of the Business for periods prior to the Adjustment Time;

                  (l) All tangible and intangible personal property disposed of or consumed between the date of this Agreement and the Closing Date in the ordinary course of the Business in accordance with this Agreement;

                  (m) All assets and properties owned, leased or held by the SBS Entities that are not used or held for use in connection with the operation of the Station and all rights, title and interest therein; and

                  (n)      The assets and properties described on Schedule 2.2.

                  SECTION 2.3. ASSUMPTION OF LIABILITIES.

                  (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall deliver to the SBS Entities an undertaking and assumption, in a form reasonably acceptable to the SBS Entities and Buyer, pursuant to which Buyer shall assume and be obligated for, and shall agree to pay, perform and discharge in accordance with their terms, the following obligations and liabilities of the SBS Entities (except to the extent such obligations and liabilities constitute Excluded Liabilities):

                           (i) All liabilities and obligations that accrue after the Closing under the Governmental Permits, Station Licenses, Real Property Leases, Personal Property Leases, Station Agreements, and the other Purchased Assets assigned and transferred to Buyer at the Closing (subject, where applicable under such Section, to the last sentence in Section 5.5);

                           (ii) All liabilities and obligations that arise with respect to events occurring after the Closing relating to operation of the Station, the Business and ownership of the Purchased Assets; and

                           (iii) All liabilities and obligations in respect of which an adjustment is made to the Purchase Price in favor of Buyer pursuant to Section 2.11, but only to the extent of such adjustment.

                  All of the foregoing to be assumed by Buyer hereunder are referred to herein as the "Assumed Liabilities."

                  (b) Buyer shall not assume or be obligated for any of, and the SBS Entities shall solely retain, pay, perform, defend and discharge all of, their respective liabilities or obligations of any and every kind whatsoever, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer under Section 2.3(a) and, notwithstanding anything to the contrary in Section 2.3(a), including, without limitation (herein referred to as "Excluded Liabilities"):

                           (i) All liabilities and obligations arising before the Closing in connection with the operation of the Station, the Business or the ownership of the Purchased Assets, other than any such liabilities and obligations in respect of which, and only to the extent that, an adjustment is made to the Purchase Price in favor of Buyer pursuant to
                  Section 2.11;

                           (ii) Any Taxes that arise from the operation of the Station, the Business or the ownership of the Purchased Assets for periods or portions of periods that end on or prior to the Adjustment Time, other than any such liabilities and obligations for Taxes in respect of which, and only to the extent that, an adjustment is made to the Purchase Price in favor of Buyer pursuant to Section 2.11;

                           (iii) Any liability or obligation in respect of indebtedness for borrowed money or any intercompany payable of any or all of the SBS Entities or any of their Affiliates;

                           (iv) Subject to the provisions of Section 5.6, all liabilities and obligations under Environmental Laws related to, associated with or arising out of (A) the occupancy, operation, use or control of any of the Real Property prior to the Closing or (B) the operation of the Business prior to the Closing, including, without limitation, any Release or storage of any Hazardous Materials prior to the Closing on, at or from (1) any Real Property (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, under or in the Real Property or (2) any real property or facility owned by a third party to which Hazardous Materials generated by the Business were sent prior to the Closing;

                           (v) Any liabilities or obligations, whenever arising (i) related to, associated with or arising out of any pension, profit sharing, or welfare employee benefit plan or other employee benefit plan, program or arrangement providing any of the benefits described in 3(1) or 3(2) of ERISA, or providing any employment, consulting, severance, vacation, retirement, post-retirement, bonus, stay bonus, deferred compensation, cash or stock based, incentive compensation, stock ownership, stock options, stock appreciation rights, stock purchase rights, phantom stock rights, insurance, worker's compensation, disability, unemployment, medical, or other benefit; and (ii) related to any current, former or retired employees;

                           (vi) Any liabilities or obligations of any or all of the SBS Entities arising out of or relating to the employment of employees or independent contractors of the Station or the Business through the Closing, including, without limitation, accrued salary, payroll and wages, accrued sick pay, accrued commissions, accrued "comp" time, accrued vacation time, and the proper classification of individuals providing services to any SBS Entity as independent contractors or as employees, as the case may be;

                           (vii) Any obligations or liabilities relating to or arising out of the employment and/or termination of employees employed at the Station or in connection with the Business through the Closing;

                           (viii) Any of any or all of the SBS Entities' liabilities or obligations under this Agreement, or the SBS Entities Ancillary Agreements;

                           (ix) Any liabilities or obligations of any or all of the SBS Entities to be paid or performed after the Closing in connection with the operation of the Station, the Business and the ownership of the Purchased Assets, to the extent such liabilities and obligations, but for a breach or default by any SBS Entity, would have been paid, performed or otherwise discharged prior to the Closing or to the extent the same arise out of any such breach or default other than any such liabilities and obligations in respect of which, and only to the extent that, an adjustment is made to the Purchase Price in favor of Buyer pursuant to Section 2.11;

                           (x) Any of any or all of the SBS Entities' liabilities or obligations relating to the Excluded Assets;

                           (xi) Any costs and expenses incurred by any or all of the SBS Entities incident to its negotiation and preparation of this Agreement or the SBS Entities Ancillary Agreements and its or their performance and compliance with the agreements and conditions contained herein or therein;

                           (xii) Any obligations or liabilities relating to or arising out of any claims, litigation proceedings or Administrative Violations to the extent relating to actions of the SBS Entities or the conduct of the Business on or prior to the Closing; and

                           (xiii) Any obligations or liabilities arising out of or in connection with any contracts of any of the SBS Entities not assumed by Buyer under this Agreement.

                  SECTION 2.4. CLOSING DATE. The purchase and sale of the Purchased Assets provided for in Section 2.1 (the "Closing") shall be consummated at 10:00 A.M., local time, on a date agreed upon by the SBS Entities and Buyer, occurring within 10 days after the conditions set forth in Articles VII and VIII are satisfied or, if permissible, waived (disregarding for this purpose any such conditions to be satisfied by actions to be taken at the Closing), or such other date as may be agreed upon by the SBS Entities and Buyer, at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Ave., N.W., Suite 800, Washington, D.C. 20016, or at such other place or at such other time as shall be agreed upon by the SBS Entities and Buyer (the actual day on which the Closing occurs being hereinafter called the "Closing Date").

                  SECTION 2.5. CASH ADVANCE. Concurrently with the execution and delivery of this Agreement, Buyer is delivering to Sellers a cash advance in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (such cash advance, as it may be increased pursuant to Section 8.8, the "Cash Advance").

                  (a) At the Closing, the entire amount of the Cash Advance shall be credited to the Purchase Price.

                  (b) If this Agreement is terminated pursuant to Sections 10.1(a)(i), (iii), (iv), (v), (vi), (vii), or (viii), the entire amount of the Cash Advance shall be returned to Buyer within three (3) business days following the date of any such termination.

                  (c) If this Agreement is terminated pursuant to Sections 10.1(a)(ii) or 10.1(a)(ix), the SBS Entities shall retain the Cash Advance in accordance with Section 10.2 of this Agreement.

                  SECTION 2.6. PURCHASE PRICE. The purchase price for the Purchased Assets shall be Thirty Million Dollars ($30,000,000), as adjusted pursuant to Sections 2.11 and 5.6 (the "Purchase Price").

                  SECTION 2.7. PAYMENT OF PURCHASE PRICE. The payment of the Purchase Price shall be made at the Closing as follows: (a) the Cash Advance shall be applied in Buyer's favor as a credit toward the Purchase Price in accordance with Section 2.5; and (b) the balance shall be paid by bank wire transfer of immediately available funds to such bank account or accounts designated by the SBS Entities for such purpose not less than three (3) business days before the Closing.

                  SECTION 2.8. CLOSING DATE DELIVERIES.

                  (a) On the Closing Date, the SBS Entities shall execute and deliver or cause to be delivered to Buyer:

                           (i) a bill of sale and assignments, in forms reasonably acceptable to Buyer, conveying all of the Purchased Assets,

                           (ii) all of the documents and instruments required to be delivered by the SBS Entities pursuant to
                  Article VIII,

                           (iii) certificates of good standing of each of the SBS Entities, each issued as of a recent date by the Secretary of State of their state of incorporation and the Secretary of State of California (SBS Licensee and SBS-San Francisco only) and tax clearance certificates issued by the Department of Revenue of the State of California for each SBS Entity,

                           (iv) a certificate of the secretary or assistant secretary of each of the SBS Entities certifying the resolutions of its directors and stockholders, where applicable, as the case may be, authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and the incumbency and signatures of each officer executing this Agreement and any SBS Entities Ancillary Agreement,

                           (v) The opinions of the SBS Entities' legal and communications counsel substantially in the forms set forth in Exhibit A, with such revisions as are reasonably acceptable to Buyer and the SBS Entities,

                           (vi) a certification of non-foreign status, in form and substance reasonably satisfactory to Buyer, in accordance with Treas. Reg. Section 1.1445-2(b),

                           (vii) such documents and instruments as may be reasonably necessary to evidence that the Purchased Assets at Closing are free and clear of all Encumbrances other than Permitted Encumbrances, and

                           (viii) the books and records included in the Purchased Assets (provided that delivery of the foregoing will be deemed made to the extent such books and records are then located at any of the offices or premises included in the Purchased Assets).

                  (b) On the Closing Date, Buyer shall deliver or cause to be delivered to the SBS Entities the Purchase Price, payable in the manner described in Section 2.7, and execute and deliver (i) all of the documents and instruments required to be delivered by the Buyer pursuant to Article VII, (ii) copies of the certificate of formation of Buyer, certified as of a recent date by the Secretary of State of its state of organization, (iii) certificates of good standing of Buyer, each issued as of a recent date by the Secretary of State of the state of its organization and the

Secretary of State of California, (iv) a certificate of the secretary or assistant secretary of Buyer certifying the resolutions of its members authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and the incumbency and signatures of its officers executing this Agreement and any Buyer Ancillary Agreements, and (v) the undertaking and assumption described in Section 2.3(a).

                  SECTION 2.9. FURTHER ASSURANCES.

                  (a) On the Closing Date, the SBS Entities shall (i) deliver to Buyer such other bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of the SBS Entities in, to or under any or all of the Purchased Assets in accordance with this Agreement and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, the SBS Entities shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

                  (b) On the Closing Date, Buyer shall deliver to the SBS Entities such other undertakings and assumptions and other good and sufficient instruments of assumption as the SBS Entities may reasonably request or as may be otherwise reasonably necessary to evidence Buyer's assumption of and obligation to pay, perform and discharge the Assumed Liabilities. From time to time following the Closing, Buyer shall execute and deliver, or cause to be executed and delivered, to the SBS Entities such other undertakings and assumptions as the SBS Entities may reasonably request or as may be otherwise necessary to more effectively evidence Buyer's assumption of and obligation to pay, perform and discharge the Assumed Liabilities.

                  SECTION 2.10. ALLOCATION. The Purchase Price shall be allocated among the Purchased Assets as provided in this Section 2.10 (the "Asset Allocation"). The SBS Entities and Buyer shall use good faith efforts to agree upon, prior to Closing, an allocation of the balance of the Purchase Price among the Purchased Assets which, if agreed upon prior to Closing, will be incorporated in a schedule to be executed by the parties prior to or at Closing. Buyer shall deliver its proposed Asset Allocation to the SBS Entities within forty-five (45) days after the date hereof. If the SBS Entities and Buyer are unable to so agree, the SBS Entities and Buyer shall then promptly retain Bond and Pecaro (the "Appraisal Firm") to appraise the classes of the Purchased Assets. The Appraisal Firm shall be instructed to perform an appraisal of the classes of Purchased Assets and to deliver a report to the SBS Entities and Buyer as soon as reasonably practicable. Buyer and the SBS Entities shall bear equally the fees, costs and expenses of the Appraisal Firm. Each party shall prepare IRS Form

8594 allocating the Purchase Price in accordance with Section 1060 of the Code and in accordance with the Asset Allocation. Buyer and the SBS Entities shall each file with their respective Federal income Tax Return for the taxable year in which the Closing occurs, IRS Form 8594 containing the information agreed upon by the parties pursuant to the immediately preceding sentence. Buyer agrees to report the purchase of the Purchased Assets, and the SBS Entities agree to report the sale of the Purchased Assets on their respective Tax Returns in a manner consistent with the information agreed upon by the parties pursuant to this Section 2.10 and contained in its respective IRS Form 8594. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.10 shall survive the Closing for the full period of any applicable statute of limitations plus sixty (60) days.

                  SECTION 2.11. PRORATIONS AND ADJUSTMENTS.

                  (a) All income and normal operating expenses arising from the conduct of the Business and operation of the Station, including, without limitation, assumed liabilities and prepaid expenses, Taxes and assessments (but excluding Taxes arising by reason of the sale of the Purchased Assets hereunder, which shall be paid as set forth in Section 6.1(c)), annual regulatory fees payable to the FCC, power and utilities charges, and rents and similar prepaid and deferred items shall be prorated between the SBS Entities and Buyer in accordance with GAAP to reflect the principle that the SBS Entities shall be entitled to all income and be responsible for all expenses arising from the conduct of the Business and operation of the Station through 11:59 p.m. on the Closing Date (the "Adjustment Time") and Buyer shall be entitled to all income and be responsible for all expenses arising from the conduct of the Business and operation of the Station after the Adjustment Time. All special assessments and similar charges or liens imposed against the Purchased Assets in respect of any period of time through the Adjustment Time, whether payable in installments or otherwise, shall be the responsibility of the SBS Entities, and amounts with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Time shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder. The prorations and adjustments to be made pursuant to this Section 2.11(a) are referred to as the "Closing Date Adjustments." Three (3) business days prior to the Closing Date, the SBS Entities shall estimate all Closing Date Adjustments pursuant to this Section 2.11(a) and shall deliver a statement of its estimates to the Buyer (which statement shall set forth in reasonable detail the basis for those estimates). At the Closing, the net amount due to the Buyer or the SBS Entities as a result of the estimated Closing Date Adjustments (excluding any item that is in good faith dispute) shall be applied as an adjustment to the Purchase Price as appropriate. Within sixty (60) days after the Closing, Buyer shall deliver to the SBS Entities a statement of any adjustments to SBS Entities' estimate of the Closing Date Adjustments, and no later than the close of business on the 20th day after the delivery to the SBS Entities of Buyer's statement (the "Payment Date"), Buyer shall pay to the SBS Entities, or the SBS Entities shall pay to Buyer, as the case may be, any amount due as a result of the adjustment (or, if there is any good faith dispute, the undisputed amount), provided that at Buyer's discretion, any amount due Buyer from the SBS Entities under this Section (or, if there is any good faith dispute, the undisputed amount) or any portion thereof may be reduced by any amounts due to the SBS Entities from Buyer under Section 2.12. In the event that such reduction does not equal the total amount due to Buyer under this Section (or, if there is any good faith dispute, the undisputed amount), the SBS Entities shall pay the remainder in accordance herewith. Except with respect to items that the SBS Entities notify Buyer that they object to prior to the close of business on the Payment Date, the adjustments set forth in Buyer's statement shall be final and binding on the parties effective at the close of business on the Payment Date. If the SBS Entities dispute Buyer's determinations, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties within thirty (30) business days after such agreement (or, if they are unable to resolve the matter, they shall select a recognized firm of independent certified public accountants agreed to by Buyer and the SBS Entities ("Accounting Firm") to resolve the matter, whose decision on the matter shall be binding and whose fees and expenses shall be borne equally by the parties, and an appropriate adjustment and payment shall be made based on the resolution by the Accounting Firm within thirty (30) business days after such resolution). If the amount of Taxes which are to be prorated pursuant to this Section 2.11(a) is not known by sixty (60) days after the Closing Date, then the amount of such Taxes will be estimated as of such date and once the amount of such Taxes is known, Buyer shall promptly pay to the SBS Entities, or the SBS Entities shall promptly pay to Buyer, as the case may be, the net amount due as a result of the actual apportionment of such Taxes.

                  (b) Schedule 2.11(b) contains the SBS Entities' regularly prepared Trade Receivable reports as of July 31, 2003 for the Station. Each such report includes the amount of the net Trade Payable or Trade Receivable, as the case may be, for each advertiser for the Station as of July 31, 2003. "Trade Payable" means, as of any date of determination, the amount by which, if any, the aggregate value of advertising time owed under the Trade Agreements in respect of which the determination is being made exceeds the aggregate value of goods and services to be received under such Trade Agreements, and "Trade Receivable" means, as of any date of determination, the amount by which, if any, the aggregate value of goods and services to be received pursuant to the Trade Agreements in respect of which the determination is being made exceeds the aggregate value of advertising time owed under such Trade Agreements. Three (3) business days before the Closing Date, the SBS Entities shall deliver to Buyer Trade Receivable reports for the Station estimating the Trade Payable or Trade Receivable, as the case may be, for each advertiser as of the Closing Date (the "Closing Date Trade Report").

                  (c) If the Trade Payables (in the aggregate under all Trade Agreements for all advertisers for the Station) exceed the Trade Receivables (in the aggregate under all Trade Agreements for all advertisers for the Station) as reflected on the Closing Date Trade Report, and if such excess is greater than $15,000, the Purchase Price shall be reduced by the amount by which such excess is greater than $15,000. If the Trade Receivables (in the aggregate under all Trade Agreements for all advertisers for the Station) exceed the Trade Payables (in the aggregate under all Trade Agreements for all advertisers for the Station) as reflected on the Closing Date Trade Report, and if such excess is greater than $15,000, the Purchase Price shall be increased by the amount by which such excess is greater than $15,000.

                  SECTION 2.12. COLLECTION OF ACCOUNTS RECEIVABLE. All accounts receivable arising out of the conduct of the business and operations of the Station prior to the Adjustment Time ("SBS Entities' Accounts Receivable") shall be identified in a report to be provided by the

SBS Entities to Buyer as soon as practicable following the Closing. The SBS Entities hereby assign to Buyer the SBS Entities' Accounts Receivable, effective upon the Adjustment Time, solely for the collection thereof. For a period of 120 days after the Closing Date, Buyer shall use reasonable efforts to collect the SBS Entities' Accounts Receivable in the normal and ordinary course of business. Neither Buyer's authority nor obligation shall extend to the compromise of any SBS Entities' Accounts Receivable or the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection unless agreed upon by the SBS Entities and Buyer in writing. Buyer shall apply all such amounts collected on the SBS Entities' Accounts Receivable to the debtor's oldest invoice not in dispute first (except that any such amounts collected by Buyer from persons who are also indebted to Buyer for the purchase of advertising time on the Station may be applied to Buyer's account where there is a pre-existing bona fide dispute between the SBS Entities and such account debtor with respect to all of its invoices), and Buyer shall provide to the SBS Entities an aging report and a collections report and shall pay the SBS Entities the full amount collected on the SBS Entities' Accounts Receivable, net of commissions, within fifteen (15) days after the end of each calendar month during the above-mentioned 120 day period. Any of the SBS Entities' Accounts Receivable remaining uncollected at the end of such 120 day period shall be re-assigned to the SBS Entities for collection. All accounts receivable arising out of the conduct of the business and operation of the Station after the Adjustment Time shall be and remain the property of Buyer.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                THE SBS ENTITIES

         As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the SBS Entities jointly and severally make the following representations and warranties to the Buyer, all of which are true and correct as of the date hereof:

                  SECTION 3.1. ORGANIZATION. Each of the SBS Entities is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of SBS Licensee and SBS-San Francisco is duly qualified as a foreign corporation to do business in, and is in good standing under, the laws of the State of California. The SBS Entities have the requisite corporate power and authority to own or lease and to operate the Station, to use the Purchased Assets in the operation of the Station and to carry on the Business as conducted by it, as the case may be, and to enter into and perform this Agreement.

                  SECTION 3.2. AUTHORITY OF THE SBS ENTITIES.

                  (a) The SBS Entities have the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by any or all of the SBS Entities pursuant hereto (collectively, the "SBS

Entities Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

                  (b) The execution, delivery and performance of this Agreement and the SBS Entities Ancillary Agreements by each SBS Entity (to the extent a party thereto) have been duly authorized and approved by all necessary action of the SBS Entities and do not require any further authorization or consent of the SBS Entities, or their respective stockholders, as the case may be. This Agreement is, and each other SBS Entities Ancillary Agreement when executed and delivered by each SBS Entity (to the extent a party thereto) and the other parties thereto will be, a legal, valid and binding agreement of each SBS Entity (to the extent a party thereto) enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Except as set forth in Schedule 3.2(c), none of the execution, delivery and performance by each SBS Entity of this Agreement or the other SBS Entities Ancillary Agreements, or the consummation by each SBS Entity of any of the transactions contemplated hereby or thereby or compliance by each SBS Entity with or fulfillment by each SBS Entity of the terms, conditions and provisions hereof or thereof will:

                           (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under, the organizational documents of any SBS Entity, any Station Agreement, any Station License, any Governmental Permit or any judgment, order, award or decree to which any SBS Entity is a party or any of the Purchased Assets, the Station or the Business is subject or by which any SBS Entity is bound, or any statute, other law or regulatory provision affecting any SBS Entity or the Purchased Assets, the Station or the Business; or

                           (ii) require the approval, consent, authorization or act of, or the making by any SBS Entity of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the Communications Act and the rules and regulations of the FCC.

                  SECTION 3.3. FINANCIAL STATEMENTS.

                  (a) Schedule 3.3 contains true and correct copies of (a) the unaudited statement of revenues and expenses of the Station for the twelve
(12) months ended December 31, 2002, and the related unaudited statement of revenues and expenses of the Station for the seven (7) month period ended July 31, 2003, and (b) the unaudited balance sheet of the

Station as of December 31, 2002 and the unaudited balance sheet of the Station as of June 30, 2003 (the "Balance Sheet Date") (collectively, (a) and (b), the "Financial Statements").

                  (b) The Financial Statements (i) have been prepared from and are in accordance in all material respects with the books and records regularly maintained by the SBS Entities, and (ii) present fairly and accurately, in all material respects, the financial position and results of operations of the Station and the Business as of their respective dates and for the respective periods covered thereby (except for the omission of footnotes and changes resulting from normal year-end adjustments).

                  (c) Except as reflected in the Financial Statements, no event has occurred since the Balance Sheet Date that would make either such balance sheets or such statements of revenues and expenses misleading in any material respect for the respective periods covered thereby.

                  (d) The books and records of the SBS Entities from which the Financial Statements were prepared accurately and fairly reflect, in all material respects, in reasonable detail, the activities of the SBS Entities for the respective periods covered thereby and have been made available to Buyer for its inspection.

                  SECTION 3.4. OPERATIONS.

                  (a) Except as set forth in Schedule 3.4(a), during the period from the Balance Sheet Date to the date hereof, inclusive, there has been:

                           (i) no fact, event, change or effect having, or which may reasonably be expected to have, a Material Adverse Effect on the Purchased Assets or the Station; and

                           (ii) no damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Purchased Assets or the Station.

                  (b) Except as set forth in Schedule 3.4(b), without material exception, since the Balance Sheet Date, the operations of the Station and the Business have been conducted only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule 3.4(b) the SBS Entities have not, in respect of the Purchased Assets or the Station:

                           (i) sold, leased, transferred or otherwise disposed of (including any transfers to any Affiliate of any SBS Entity), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the Purchased Assets, other than personal property having a value, in the aggregate, of less than $10,000 sold or otherwise disposed of or consumed in the ordinary course of the Business consistent with past practice;

                           (ii) canceled therefor any material debts owed to or material claims held by any SBS Entity relating to the Station (including the settlement of any claims or litigation) or waived any right of significant value to any SBS Entity relating to the Purchased Assets or the Station, other than in the ordinary course of the Business consistent with past practice;

                           (iii) created, incurred, guaranteed or assumed, or agreed to create, incur, guarantee or assume, any indebtedness for borrowed money except borrowings in the ordinary course of the Business either that do not affect the Purchased Assets or the Station or that will be repaid prior to or as of the Closing;

                           (iv)     entered into any capitalized leases;

                           (v)      accelerated collection of accounts
                  receivable generated by the Business to a date prior to the date such collection would have occurred in the ordinary course of the Business;

                           (vi) delayed payment of any account payable or other liability of the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

                           (vii) granted or instituted any increase in any manner any rate of salary or compensation or established, contributed to or amended to increase benefits of any profit sharing, bonus, incentive, severance pay, deferred compensation, group insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan fund or similar arrangement or committed itself to amend any of such plans, funds or similar arrangements, other than in the ordinary course of the Business consistent with past practices;

                           (viii) entered into any new employment, incentive compensation, severance, bonus, consulting, or other compensation agreement with any employee of any or all of the SBS Entities in connection with the Business or the Station;

                           (ix) changed the accounting methods, principles, or practices materially affecting the Purchased Assets, the Station or the Business, except insofar as may have been required by law or by a change in generally accepted accounting principles;

                           (x)      made any acquisition (by merger,
                  consolidation, acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof or interest therein; or

                           (xi) entered into any agreement or made any commitment to take any action described in subparagraphs (i) through (x) above.

                  SECTION 3.5. NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.5, no SBS Entity is subject, with respect to the Purchased Assets, the Station or the Business, to any liability, whether absolute, contingent or accrued.

                  SECTION 3.6. TAXES. Except as set forth on Schedule 3.6, the SBS Entities have (i) duly and timely filed all Tax Returns required to be filed in respect of the Purchased Assets, (ii) paid in full or discharged all Taxes owed by the SBS Entities relating to the Purchased Assets (whether or not such Taxes are shown as due on any Tax Return), excepting such Taxes as will not be due until after the Closing Date and that are to be prorated between Buyer and the SBS Entities pursuant to Section 2.11 of this Agreement and (iii) paid in full or discharged all Taxes the non-payment of which could result in an Encumbrance on any of the Purchased Assets in the hands of the Buyer, excepting such Taxes as will not be due until after the Closing Date and which are to be prorated pursuant to Section 2.11 of this Agreement.

                  SECTION 3.7. SUFFICIENCY OF ASSETS. Except as set forth in
Schedule 3.7 and except for the Excluded Assets, the Purchased Assets constitute all of the assets used in the conduct of the Business and the operation of the Station as currently conducted, and the tangible assets included in the Purchased Assets having an original cost of $1,000 or more are in such satisfactory and serviceable condition and repair (subject to normal wear and tear). Other than the SBS Entities, no SBS Group Member owns, leases or holds any assets necessary for or used in the conduct of the Business or the operation of the Station as currently conducted.

                  SECTION 3.8. GOVERNMENTAL PERMITS. The SBS Entities own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body (other than the FCC Licenses) that are necessary to entitle the SBS Entities to own or lease, operate and use their assets and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement, except for such Governmental Permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect (herein collectively called "Governmental Permits").
Schedule 3.8 sets forth a list and brief description of each such Governmental Permit held by the SBS Entities as of the date of this Agreement. Except as set forth in Schedule 3.8, the SBS Entities have fulfilled and performed in all material respects their obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or material default under any such Governmental Permit. No notice of cancellation, of default or of any dispute concerning any such Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by any SBS Entity. Except as set forth in Schedule 3.8, each such Governmental Permit is valid, subsisting and in full force and effect (subject to expiration or termination in accordance with its terms), and may be assigned and transferred to the Buyer in accordance with this Agreement and at the time of assignment or transfer of control to the Buyer will be in full force and effect, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder or (ii) the consent, approval or act of, or the making of any filing with, any Governmental Body or other party (except as provided for herein).

                  SECTION 3.9. FCC LICENSES.

                  (a) Set forth on Schedule 3.9(a) is a list of the Station Licenses issued by the FCC to SBS Licensee for the operation of the Station and all applications for modification, extension or renewal thereof, and any applications for any new licenses, permits, permissions or authorizations pending on the date hereof (the "FCC Licenses").

                  (b) The FCC Licenses are all of the licenses, permits, and other authorizations issued by the FCC and used to lawfully operate the Station in the manner and to the full extent as the Station is now operated, and the FCC Licenses are validly issued in the name of the SBS Licensee. SBS Licensee has delivered to Buyer true and complete copies of the FCC Licenses, including any and all amendments and other modifications thereto. Except as set forth on Schedule 3.9(b), the FCC Licenses are in full force and effect, are valid for the balance of the current license term applicable generally to radio stations licensed to communities in the state where the Station is located, and are free and clear of any restrictions that do, or could reasonably be expected to, limit the full operation of the Station in the manner and to the full extent that it is now operated (other than restrictions under the terms of the FCC Licenses themselves or generally applicable under the rules and regulations of the FCC). Except as set forth on Schedule 3.9(b), no SBS Entity has received any notice of any violations of the FCC Licenses, the Communications Act or the rules and regulations thereunder that remain pending and unresolved. Except as set forth on Schedule 3.9(b), there is no action by or before the FCC currently pending or, to the knowledge of the SBS Entities, threatened to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the FCC Licenses. Except as set forth on Schedule 3.9(b), there are no applications, proceedings, or complaints pending at the FCC or, to the knowledge of the SBS Entities, threatened which may have an adverse effect on the Purchased Assets or the operation of the Station (other than rulemaking proceedings that apply to the radio broadcasting industry generally). No SBS Entity is aware of any reason reasonably likely to result in the FCC Licenses not being renewed in the ordinary course for a full term without material qualifications or of any reason reasonably likely to result in any of the FCC Licenses being revoked. To the knowledge of the SBS Entities, the Station is in compliance with the FCC's policy on human exposure to radio frequency radiation. To the knowledge of the SBS Entities, no renewal of any FCC License would constitute a major environmental action under the rules and regulations of the FCC in existence as of the date of this Agreement. To the knowledge of the SBS Entities, there are no facts pertaining to the Station, SBS Licensee, or any persons or entities affiliated therewith, which, under the Communications Act or the existing rules and regulations of the FCC, would (i) disqualify SBS Licensee from assigning the FCC Licenses to Buyer or from consummating the transactions contemplated herein, or (ii) materially delay obtaining of the approvals required for the transactions contemplated herein. SBS Licensee maintains an appropriate public inspection file at the studios of the Station in accordance with FCC rules and regulations in all material respects.

                  (c) All information provided by the SBS Entities, and to the knowledge of the SBS Entities, all information provided by unaffiliated third parties, contained in any pending applications for any new licenses, permits, permissions or authorizations relating to the Station is true, complete and accurate in all material respects.

                  (d) Schedule 3.9(d) specifies the antenna registration numbers for each tower owned by each of the SBS Entities as of the date of this Agreement that requires registration under the rules and regulations of the FCC and that is included in the Purchased Assets (such towers the "Owned Towers").

                  SECTION 3.10. REAL PROPERTY; REAL PROPERTY LEASES.

                  (a) Schedule 3.10(a) contains a brief description of all real property leased by the SBS Entities in connection with the operation of the Station as of the date of this Agreement, as it is now operated and each option held by the SBS Entities to acquire any real property (the "Real Property").

                  (b) No real property other than that listed on Schedule 3.10(a) is used in or held for use in connection with the conduct of the business or operation of the Station as it is now operated (other than easements, rights of access, and the like included in the Purchased Assets).

                  (c) Schedule 3.10(c) sets forth a list of each lease or similar agreement under which any SBS Entity is lessee of, or holds or operates, any Real Property owned by any third Person as of the date of this Agreement, which are the sole and complete agreements concerning the SBS Entities' rights and obligations with respect to the leased premises (the "Real Property Leases"). Each Real Property Lease is legal, valid, binding, enforceable and in full force and effect (subject to expiration or termination in accordance with their terms). No SBS Entity nor, to the knowledge of the SBS Entities, any other party is in default, violation or breach in any material respect under any Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would (i) constitute a default, violation or breach by the SBS Entities in any material respect thereunder, or
(ii) to the knowledge of the SBS Entities, constitute a default, violation or breach by any other party in any material respect thereunder. No amount payable under any Real Property Lease is past due (other than amounts being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles consistently applied on the balance sheets and statements of revenues and expenses of the SBS Entities). No SBS Entity has received any notice of a default, offset or counterclaim under any Real Property Lease or any other communication asserting any material non-compliance with any Real Property Lease. Subject to matters that constitute Permitted Encumbrances, the SBS Entities have the exclusive right to use and occupy that portion of the premises leased under each Real Property Lease. The SBS Entities enjoy peaceful and undisturbed possession of that portion of the premises leased by the SBS Entities under the Real Property Leases. Except as set forth on Schedule 3.10(c), the SBS Entities' interests under the Real Property Leases are free and clear of all Encumbrances other than Permitted Encumbrances. The SBS Entities have delivered to Buyer, true and complete copies of the Real Property Leases, together, in the case of any subleases or similar occupancy agreements, with copies of all other leases. Except as disclosed in Schedule 3.2(c), the SBS Entities have full legal power and authority to assign their rights under the Real Property Leases to Buyer in accordance with this Agreement on terms and conditions no less favorable in any material respect (with respect to the Real Property Leases individually or in the aggregate) than those contained in the Real Property Leases on the date hereof (as the Leases may be modified prior to the Closing in accordance with the provisions of this Agreement), and such assignment will not affect the validity, enforceability and continuity of any such lease.

                  (d) To the knowledge of the SBS Entities, all utilities that are required for the use of the Real Property for the purposes for which such properties are presently being used by the SBS Entities have been connected and are in satisfactory working order (subject to normal wear and tear). By the Closing Date, the SBS Entities will have paid all charges for such utilities, including, without limitation, any "tie-in" charges or connection fees, except for those charges that will not become due until after the Closing Date and that are to be prorated between the SBS Entities and Buyer pursuant to Section 2.11.

                  SECTION 3.11. PERSONAL PROPERTY.

                  (a) Schedule 3.11(a) contains a list as of the date indicated thereon of all machinery, equipment, vehicles, furniture and other personal property owned or leased by the SBS Entities having an original cost of $1,000 or more and relating to the Business (the "Personal Property").

                  (b) Except as set forth on Schedule 3.11(a), the Personal Property required to be listed on Schedule 3.11(a) is in satisfactory operating condition and repair (reasonable wear and tear excepted), is available for immediate use and is otherwise sufficient to permit the Station to operate in accordance with the FCC Licenses and the rules and regulations of the FCC in all material respects. All Personal Property is type-approved or type-accepted where such type-approval or type-acceptance is required.

                  SECTION 3.12. PERSONAL PROPERTY LEASES. Schedule 3.12 contains a list of each lease or other agreement or right under which any SBS Entity is lessee of, or holds or operates, any Personal Property owned by a third party and relating to the Business as of the date of this Agreement, except those which are terminable by the SBS Entity without penalty on 30 days' notice (the "Personal Property Leases").

                  SECTION 3.13. INTELLECTUAL PROPERTY.

                  (a) Schedule 3.13(a) contains a list of (i) all call signs, United States and foreign patents, pending patent applications, trademark registrations, pending trademark applications, trade names, service marks, copyrights, logos, domain names, and other similar intangible property rights, issued to, licensed to, assigned to, filed by, or used to promote or identify the Station, or otherwise used in connection with the Business, and (ii) all agreements, contracts and understandings therefor (the "Intellectual Property").

                  (b) Except as disclosed in Schedule 3.13(b), the SBS Entities either: (i) own the entire right, title and interest in and to the Intellectual Property listed in Schedule 3.13(a), free and clear of Encumbrances except for Permitted Encumbrances; or (ii) have the valid right and license to use the Intellectual Property in the conduct of the Business and the operation of the Station.

                  (c) Except as disclosed in Schedule 3.13(c), (i) all patents and registrations identified in Schedule 3.13(a) are in force, and all applications identified in Schedule 3.13(a) are pending without challenge (other than office actions that may be pending before the Patent and Trademark Office or its foreign equivalents); (ii) the Intellectual Property owned or licensed by the SBS Entities and material to the conduct of the Business is valid and enforceable; and (iii) the SBS Entities have the right to bring actions for infringement or unauthorized use of the Intellectual Property owned or licensed by the SBS Entities and material to the conduct of the Business.

                  (d) To the knowledge of the SBS Entities, the operation of the Station does not infringe any copyright, patent, trademark, trade name, service mark, or other similar right of any third party. The SBS Entities have not sold, licensed or otherwise disposed of any of the Intellectual Property to any person or entity and the SBS Entities have not agreed to indemnify any person or entity for any patent, trademark or copyright infringement.

                  SECTION 3.14. TITLE TO PURCHASED ASSETS. Except as disclosed on Schedule 3.14, the SBS Entities have good and marketable title to all of the Purchased Assets (or a valid leasehold or license interest, in the case of any leased or licensed assets, as applicable, including, without limitation, a valid leasehold interest under the Real Property Leases), free and clear of all Encumbrances, except for Permitted Encumbrances. At Closing, the SBS Entities shall convey to Buyer good and marketable title to the Purchased Assets (or a valid leasehold or license interest, in the case of any leased or licensed assets, as applicable), free and clear of all Encumbrances, except for Permitted Encumbrances.

                  SECTION 3.15. EMPLOYEES. Schedule 3.15 contains a true and accurate list setting forth: (i) the names of all individuals currently employed (whether active or on leave of absence) in connection with the Business as of the date hereof; (ii) the titles and positions of such employees; (iii) the payroll register with respect to the Business as of July 31, 2003; (iv) the type of employment of each employee (i.e., full-time or part-time) and (v) the employment status of each employee (i.e., active or on specified leave by type). To the knowledge of SBS Entities, each individual providing services relating to the Business has been properly classified as an employee or independent contractor of the SBS Entities.

                  SECTION 3.16. EMPLOYEE RELATIONS.

                  (a) Except as set forth on Schedule 3.16 or as otherwise disclosed in Schedule 3.15 or Schedule 3.21, no SBS Group Member is a party to any (i) labor collective bargaining union or similar agreement or (ii) any employment, consulting, noncompete, severance, retention, compensation, deferred compensation, stock or cash based incentive or other similar agreement, arrangement, commitment or understanding (whether written or oral) with salaried or non-salaried employees, in each case (i) or (ii), in connection with the Business or the Station.

                  (b) Except as set forth on Schedule 3.16, (i) no union or similar organization represents employees of the Station and, to the knowledge of the SBS Group Member, no such organization is attempting to organize such employees; (ii) there are no unfair labor practice charges pending or, to the knowledge of the SBS Group Member, threatened against any of the SBS Group Member relating to the Business or the Station; (iii) there is no pending or threatened strike, slowdown, picket, work stoppage, or arbitration proceedings involving labor matters or other labor disputes affecting the Business or the Station; and (iv) no SBS Group Member has experienced any strike, work stoppage or other significant labor difficulties of any nature at the Station during the period that the SBS Entities have owned the Station.

                  (c) Except as set forth in Schedule 3.16, each SBS Group Member is and has been in compliance in all material respects with all state and federal laws, ordinances, rules, regulations and requirements relating to labor and employment laws, any employment tax or withholding obligations, any obligations arising under a collective bargaining agreement or any obligations arising under employee benefit plans in each case with respect to the Business or the Station.

                  SECTION 3.17. CONTRACTS. Set forth in Schedule 3.17 is a true and complete list of each contract, agreement or lease relating to the Business, the operation of the Station or the Purchased Assets to which any SBS Entity is a party as of the date of this Agreement, except for Time Sales Agreements, Trade Agreements, contracts that relate solely to Excluded Assets, contracts that are designated as Excluded Assets in Section 2.2 or Schedule 2.2, and contracts that could impose an obligation or liability on Buyer of less than $1,000 individually and less than $10,000 in the aggregate. Schedule 3.17 also indicates whether each contract, agreement or other instrument listed therein is to be deemed an "Assumed Contract," a "Contract Not Assumed," and/or a Material Station Agreement for purposes of this Agreement.

                  SECTION 3.18. STATUS OF CONTRACTS.

                  (a) Each of the leases, contracts and other agreements listed in Schedules 3.10(a), 3.12 and 3.17, but excluding contracts and other agreements that are designated as Excluded Assets in Section 2.2 or Schedule 2.2 (the "Station Agreements"), constitutes a valid and binding obligation of any or all SBS Entities party thereto and, to the knowledge of the SBS Entities, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally), is in full force and effect (subject to expiration or termination in accordance with its terms), and (except as set forth in Schedule 3.2(c) and except for those Station Agreements which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof or at the direction of Buyer) may be transferred to the Buyer pursuant to this Agreement on terms and conditions no less favorable in any material respect than those contained in the relevant Station Agreement on the date hereof, and will not, by reason of assignment to Buyer, increase the obligations or liabilities of Buyer under such lease, contract or other agreement in any material respect, and will be in full force and effect at the time of such transfer (subject to expiration or termination in accordance with its terms), in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party.

                  (b) Each SBS Entity has fulfilled and performed in all material respects its obligations under each of the Station Agreements to which it is a party, and no SBS Entity is in, or alleged to be in, breach or default under any of the Station Agreements in any material respect and, to the knowledge of the SBS Entities, no other party to any of the Station Agreements has breached or defaulted thereunder in any material respect that remains uncured, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach in any material respect by any SBS Entity or, to the knowledge of the SBS Entities, by any such other party. Except as disclosed in Schedule 3.17, the SBS Entities have heretofore delivered or made available to the Buyer complete and correct copies of each of the written Station Agreements, together with all amendments thereto, and true and complete memoranda describing the material terms of all oral Station Agreements, and all material liabilities and obligations under such Station Agreements can be ascertained from such copies or memoranda.

                  SECTION 3.19. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in Schedule 3.19 and for such matters as have been remedied or cured, each SBS Entity has complied in all material respects with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other Governmental Body which affect or are applicable to the Purchased Assets, the Station or the Business, and, without limiting the generality of the foregoing, except as set forth on Schedule 3.19:

                  (a) There are no unsatisfied judgments outstanding against the SBS Entities or relating to the Purchased Assets, the Station or the Business which might adversely affect the continued operation of the Station or impair the value of the Purchased Assets or which might adversely affect the SBS Entities' ability to perform in accordance with this Agreement;

                  (b) There are no suits, proceedings, claims or investigations pending or, to the knowledge of the SBS Entities, threatened against the SBS Entities or relating to the Purchased Assets, the Station or the Business which might adversely affect the continued operation of the Station or impair the value of the Purchased Assets or which might adversely affect the SBS Entities' ability to perform in accordance with this Agreement (other than any of the foregoing generally affecting similarly-situated companies and that are not specific to the SBS Entities);

                  (c) There is no action, suit or proceeding pending or, to the knowledge of the SBS Entities, threatened, which questions the legality or propriety of the transactions contemplated by this Agreement;

                  (d) Except as described in Schedule 3.9(b), the Station's transmitting and studio equipment is operating in accordance with the terms and conditions of the FCC Licenses and all underlying construction permits, and the rules, regulations and policies of the FCC in all material respects. To the knowledge of the SBS Entities, the Station is not causing interference in violation of FCC rules to the transmission of any other broadcast station or communications facility. The SBS Entities have not received any written complaints with respect to any such alleged interference, and, to the knowledge of the SBS Entities, no other broadcast station or communications facility is causing interference in violation of FCC rules to the Station's transmissions;

                  (e) Except as set forth on Schedule 3.19, no SBS Entity has received any notification from the FCC that any SBS Entity's employment practices fail to comply with FCC rules and policies that remains pending and unresolved;

                  (f) All material ownership reports, employment reports and other material documents required to be filed by any SBS Entity with the FCC or other Governmental Body with respect to the Station or the Business have been filed. Such items as are required to be placed in the Station's local public inspection files have been placed in such files without material exception; and

                  (g) All towers and other structures on the Real Property are painted and lighted in accordance with the requirements of the FCC Licenses, the FCC, FAA and all applicable requirements of federal, state and local law in all material respects. Except as set forth on Schedule 3.9(d), appropriate notification to the FAA has been filed for such towers where required by the FCC's rules and regulations.

                  SECTION 3.20. INSURANCE. Set forth on Schedule 3.20 is an accurate and complete description of the policies of insurance that the SBS Entities maintain as of the date of this Agreement in respect of the Purchased Assets, the Station or the Business. All insurance policies listed on Schedule
3.20 are in full force and effect and there are no outstanding claims under any insurance policy or default with respect to provisions in any such policy.

                  SECTION 3.21. EMPLOYEE PLANS; ERISA.

                  (a) Schedule 3.21 lists all compensation and benefit plans, programs, arrangements, contracts, agreements, understandings, commitments and policies sponsored, administered, maintained, or contributed to, by or on behalf of the SBS Entities, any of their subsidiaries, any ERISA Affiliate or any of its subsidiaries as of the date hereof (including "employee benefit plans" within the meaning of Section 3(3) of ERISA, all pension, profit sharing, savings and thrift, bonus, stock or cash based incentive, deferred compensation, stock option, stock purchase, stock ownership, restricted stock, stock appreciation, phantom stock, fringe benefits, vacation, retention, change in control, workers' compensation, unemployment compensation, post-retirement, severance pay and medical, disability, accident and life insurance plans) relating to the Business or the Station for the benefit of any former or current employees of any SBS Entity or their respective dependents (collectively, the "Employee Plans"), and copies of such Employee Plans have been made available to Buyer.

                  (b) Neither the SBS Entities nor any ERISA Affiliates has ever administered, maintained, contributed to, been obligated to contribute to any Employee Plan which is a defined benefit plan (as defined in Section 3(35) of ERISA) or a multiemployer plan (as defined in

Section 3(37) of ERISA. Neither the SBS Entities nor any ERISA Affiliate has withdrawn from a multiemployer plan within the meaning of Section 414(f) of the Code.

                  (c) Each Employee Plan and each related trust agreement, annuity contract or other funding instrument is and has been maintained in all material respects in compliance, both as to form and operation, with their terms and applicable law (including, where applicable, ERISA and the Code).

                  (d) There is no action, order, writ, injunction, judgment, decree outstanding or, to the knowledge of the SBS Entities, any claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation pending or threatened, relating to or seeking benefits under any Employee Plan that is pending or threatened against (i) any SBS Entity, any subsidiary of any SBS Entity, any ERISA Affiliate of any SBS Entity relating to the Business or the Station; or (iii) any Employee Plan relating to the Business or the Station, other than a routine claim for benefits.

                  SECTION 3.22. ENVIRONMENTAL PROTECTION. In respect of the Business and the Purchased Assets, except as set forth in Schedule 3.22:

                  (a) The operation of the Business by the SBS Entities is and has been in material compliance with all applicable Environmental Laws, the SBS Entities hold all material Permits required under Environmental Laws for the operation of the Business, and no modification or change to the operations of the Business will be required upon the renewal of any such Permits other than modifications or changes required due to changes in law occurring after the date hereof.

                  (b) (i) No claims arising under Environmental Laws are pending or, to the knowledge of the SBS Entities, threatened against the SBS Entities, (ii) there are no writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of the SBS Entities, threatened relating to compliance with or liability under any Environmental Law, and (iii) the SBS Entities do not have any material liability under any Environmental Law.

                  (c) There have been no Releases of Hazardous Materials by the SBS Entities or by any of their Affiliates or, to the knowledge of the SBS Entities, by third parties, in, on or under the Real Property that could result in any material investigation or material remedial action by any Governmental Body pursuant to any Environmental Law.

                  (d) No facility or property of the SBS Entities nor, to the knowledge of the SBS Entities, any facility or property to which the SBS Entities transported or arranged for the transportation of any Hazardous Materials is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA), or on any similar federal or state list of sites requiring investigation or remediation.

                  (e) (i) There are no structures, improvements, equipment, activities, fixtures or facilities on any Real Property that are constructed with, use or otherwise contain radioactive materials, lead or urea formaldehyde unless the same are in satisfactory condition, ordinary wear and tear excepted, and in compliance in all material respects with Environmental Laws, (ii) there are no asbestos-containing materials, polychlorinated biphenyls, or underground storage tanks, or underground piping associated with such tanks on the Real Property, except those that comply with applicable Environmental Laws and are scheduled on Schedule 3.22(e), and (iii) there are no abandoned underground storage tanks on the Real Property that have not been either abandoned in place or removed pursuant to an Environmental Law (provided that the representations and warranties made in this Section 3.22(e) are limited to matters or conditions related to activities of the SBS Entities on the leased Real Property or as to which the SBS Entities have knowledge).

                  (f) There are no liens, restrictive covenants or other land use restrictions under Environmental Laws on any of the Real Property, and no government actions have been taken, or, to the knowledge of the SBS Entities, are in process that could subject any of such properties to such liens, restrictive covenants or other land use restrictions, and the SBS Entities are not required to place any notice or restriction relating to Hazardous Materials in any deed to such property (provided that the representations and warranties made in this Section 3.22(f) are limited to matters resulting from the operation of the Business prior to the Closing and otherwise are limited to the knowledge of the SBS Entities).

                  (g) Except for customary provisions relating to the indemnification of the lessor by the lessee in respect of lessee's creation of Environmental Conditions or violation of Environmental Laws that may be contained in the Real Property Leases, the SBS Entities have not released any person nor waived any rights or defenses with respect to any Environmental Conditions or any claim arising under any Environmental Law.

                  (h) There is no Environmental Report in the possession or control of the SBS Entities or any of their Affiliates relating to the Business, the Station or the Purchased Assets, that has not been delivered or made available to Buyer.

                  SECTION 3.23. INSOLVENCY PROCEEDINGS. Neither the SBS Entities nor the Purchased Assets are the subject of any pending or threatened insolvency proceedings of any character. No SBS Entity has made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings.

                  SECTION 3.24. NO MISLEADING STATEMENTS. No representation or warranty made by any SBS Entity in this Agreement or in any document, instrument, or certificate provided to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary in order to make such statements or information not misleading in any material respect.

                  SECTION 3.25. TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 3.25, there are no agreements, contracts, leases or other arrangements between any SBS Group Member and an SBS Entity affecting the operation of the Purchased Assets or the Station.

                  SECTION 3.26. NO FINDER. Neither the SBS Entities, nor any party acting on any SBS Entity's behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         As an inducement to the SBS Entities to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties to the SBS Entities, all of which are true and correct as of the date hereof:

                  SECTION 4.1. ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. Buyer is, or will be at Closing, duly qualified as a foreign limited liability company to do business in, and is, or will be at Closing, in good standing under, the laws of the States of California. Buyer has the requisite limited liability company power and authority to own or lease and to operate the properties and assets used in connection with its business as currently being conducted or to be acquired pursuant hereto, and to enter into and perform this Agreement.

                  SECTION 4.2. AUTHORITY OF BUYER.

                  (a) Buyer has the requisite limited liability company power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto (collectively, the "Buyer Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

                  (b) The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary action of Buyer and do not require any further authorization or consent of Buyer or its members. This Agreement is, and each other Buyer Ancillary Agreement when executed and delivered by Buyer and the other parties thereto will be, a legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Except as set forth in Schedule 4.2, none of the execution and delivery by Buyer of this Agreement and the other Buyer Ancillary Agreements, the consummation by Buyer of any of the transactions contemplated hereby or thereby or compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will:

                           (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any assets of Buyer under, the organizational documents of Buyer, any indenture, note, mortgage, lease, guaranty or material agreement, or any judgment, order, award or decree, to which Buyer is a party or any of the assets of Buyer is subject or by which Buyer is bound, or any statute, other law or regulatory provision affecting Buyer or its assets; or

                           (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the Communications Act and the rules and regulations of the FCC.

                  SECTION 4.3. LITIGATION. Buyer is not a party to any action, suit or proceeding pending or, to the knowledge of Buyer, threatened which, if adversely determined, would reasonably be expected to materially restrict the ability of Buyer to consummate the transactions contemplated by this Agreement. There is no order to which Buyer is subject which would reasonably be expected to restrict the ability of Buyer to consummate the transactions contemplated by this Agreement.

                  SECTION 4.4. NO FINDER. Other than a commission payable to Star Media by Buyer upon the Closing, neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  SECTION 4.5. QUALIFICATIONS AS FCC LICENSEE. Buyer knows of no fact or circumstance which would, under the Communications Act or the rules and regulations of the FCC, disqualify or preclude Buyer from becoming the licensee of the Station or materially delay the obtaining of the approvals required for the transactions contemplated by this Agreement. There are no proceedings, complaints, notices of forfeiture, claims, or investigations pending or, to the knowledge of Buyer, threatened against Buyer or any principal, officer, member, or owner of Buyer that would materially impair the qualifications of Buyer to become a licensee of the Station.

                  SECTION 4.6. AVAILABILITY OF FUNDS. Buyer will have available sufficient funds to enable it to consummate the Closing on the date scheduled for the Closing in accordance with this Agreement. Buyer acknowledges and agrees that obtaining financing to enable it to consummate the Closing is not a condition to its obligation to consummate the Closing in accordance with this Agreement.

                  SECTION 4.7. NO MISLEADING STATEMENTS. No representation or warranty made by the Buyer in this Agreement or in any document, instrument, or certificate provided to the SBS

Entities pursuant to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary in order to make such statements or information not misleading in any material respect.

                  SECTION 4.8. NO OTHER REPRESENTATIONS AND WARRANTIES. Buyer acknowledges that it has not relied on or been induced to enter into this Agreement by any representation or warranty other than those expressly set forth in this Agreement and the SBS Entities make no representations or warranties other than those expressly set forth in this Agreement.

                                   ARTICLE V

                        ACTIONS PRIOR TO THE CLOSING DATE

                  The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

                  SECTION 5.1. INVESTIGATION OF THE BUSINESS. Upon the request of Buyer, the SBS Entities shall afford to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants, attorneys and consultants) reasonable access during normal business hours, and upon not less than 24-hours prior notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Business to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Business as shall be reasonably requested; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the SBS Entities and, subject to any contact with the SBS Entities' employees, personnel, officers, agents and customers shall be coordinated through and subject to advance approval of the SBS Entities, which approval shall not be unreasonably withheld. Buyer acknowledges that the books and records of the SBS Entities are located in Coconut Grove, Florida. It is expressly understood that, pursuant to this Section 5.1, Buyer, at its sole expense, shall be entitled to make such engineering inspections of the Station and such audits of the Station's financial records as Buyer may desire, so long as the same do not unreasonably interfere with the operation of the Station; provided, that, except as provided in Section 5.6, neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's right to rely upon any representation or warranty made by the SBS Entities in this Agreement, each of which shall survive any furnishing of information to Buyer or its agents, or any investigation by Buyer or its agents, subject to Section 11.1 hereof.

                  SECTION 5.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would result in the conditions contained in Section 7.1(b) or Section 8.1(b) not being satisfied as of the Closing. The SBS Entities shall promptly notify Buyer, and Buyer shall promptly notify the SBS Entities, of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the other which would have been listed in Schedule 3.19 or would be an exception to Section 4.3 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

                  SECTION 5.3. FCC CONSENT; OTHER CONSENTS AND APPROVALS.

                  (a) As promptly as practicable after the date of this Agreement, but in any event no later than five (5) business days thereafter, the SBS Entities and Buyer shall file with the FCC an application requesting its consent to the assignment of the FCC Licenses to Buyer from SBS Licensee (the "Transfer Application"). The SBS Entities and Buyer will cooperate in the preparation of the Transfer Application and will diligently take and will cooperate in the taking of all reasonable steps necessary to prosecute expeditiously the Transfer Application and will use their reasonable best efforts to obtain promptly the FCC's consent and approval of the Transfer Application. Any fees assessed by the FCC incident to the filing or grant of the Transfer Application shall be borne equally by Buyer and the SBS Entities, with each party responsible for one half of any such fees assessed; provided that Buyer will reimburse the SBS Entities for Buyer's share of such fees paid by the SBS Entities, and the SBS Entities will reimburse the Buyer for the SBS Entities' share of such fees paid by the Buyer. Each of the SBS Entities and Buyer shall make available to the other, promptly after the filing thereof, copies of all amendments, pleadings and other documents filed by it or its Affiliates with the FCC between the date hereof and the Closing Date in respect of the Transfer Application.

                  (b) The SBS Entities and the Buyer shall each use reasonable best efforts to obtain all consents, amendments or permits from Governmental Bodies which are required by the terms thereof for the consummation of the transactions contemplated by this Agreement, and shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

                  SECTION 5.4. OPERATIONS OF THE STATION PRIOR TO THE CLOSING DATE.

                  (a) Prior to the Closing Date, the SBS Entities shall, consistent with past practice, use their reasonable best efforts to (subject to, and except as modified by, compliance with the other covenants contained in this Agreement):

                           (i) continue to promote and advertise on behalf of the Station and the Business at levels substantially consistent with past practice;

                           (ii) maintain in all material respects the business organization of the Station intact;

                           (iii)    preserve the goodwill of landlords,
                  employees, customers and others having business relations with the Business or the Station;

                           (iv) maintain the employment of each current employee who, in the exercise of commercially reasonable judgment, the SBS Entities deem necessary for the continued operation of the Business or the Station as currently operated

                  (any voluntary departure of any employee between the date hereof and the Closing excepted);and

                           (v) perform all Station Agreements without material default and pay all of their respective trade accounts payable in a timely manner; provided, however, that the SBS Entities may dispute, in good faith, any of their respective alleged obligations.

                  (b) Prior to the Closing Date, except as approved by Buyer pursuant to Section 5.4(c) or as expressly required or permitted by this Agreement, the SBS Entities shall:

                           (i) operate and carry on the operations of the Station and conduct the Business only in the ordinary course consistent with past practices (subject to, and except as modified by, compliance with the other covenants contained in this Agreement);

                           (ii) maintain the Purchased Assets in their present condition (reasonable wear and tear in normal use excepted);

                           (iii) maintain their respective books and records in the usual and ordinary manner, on a basis consistent with prior periods;

                           (iv) comply in all material respects with all laws, rules, ordinances and regulations applicable to it, to the Purchased Assets, the Business and the operation of the Station;

                           (v)      maintain the present format of the Station;

                           (vi) maintain all supplies, tubes, and spare parts at levels consistent with the Station's prior practices (the disposition or consumption of inventories in the ordinary course of the Business consistent with past practice, including with respect to replenishment and inventory level maintenance, excepted); and

                           (vii) prepare and file all Tax Returns that pertain to the Purchased Assets in a manner that is consistent with past practices.

                  (c) Notwithstanding Section 5.4(a) and (b), and subject to the Communications Act and the rules and regulations of the FCC, except as expressly contemplated by this Agreement, without the express prior written approval of the Buyer, which approval shall not be unreasonably withheld or delayed, the SBS Entities in respect of the Station shall not:

                           (i) enter into any contract for the purchase of real property or exercise any option to extend a lease listed in Schedule 3.10(c);

                           (ii) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to any Affiliates of the SBS Entities), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance, which will not be released at Closing, on any of the Purchased Assets, other than Excluded Assets and other than inventory and personal property sold or otherwise disposed of or consumed in the ordinary course of the Business and other than Permitted Encumbrances;

                           (iii) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money (other than money borrowed or advances from any other SBS Entity or any Affiliate of any SBS Entity in the ordinary course of the Business), except indebtedness incurred in the ordinary course of the Business that will be repaid prior to or as of the Closing;

                           (iv) institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees, other than in the ordinary course of the Business or as required by any such plan or Requirements of Law;

                           (v) make any material change in the compensation of its employees, other than changes made in accordance with normal salary adjustments and consistent with past compensation practices;

                           (vi) enter into any employment agreement for services to be performed on behalf of the Station or the Business, except for those employment agreements that (i) are for employees who replace former employees who resigned or who have been terminated, on similar terms and conditions and at comparable rates of compensation to those terms and conditions and rates of compensation provided to the former employees, and (ii) are terminable at will and without penalty; or

                           (vii) acquiesce in any infringement, unauthorized use or impairment of the Intellectual Property or change the Station's call sign.

                  SECTION 5.5. THIRD PARTY CONSENTS. Each SBS Entity shall use its commercially reasonable efforts to obtain the consents of the other contracting parties to the transactions contemplated hereby to the extent required by the Station Agreements requiring such consent (including delivering reasonable assignment and/or assumption agreements that may be requested by the other contracting parties). The delivery of such consents with respect to the Station Agreements that are identified on Schedule 3.17 to be material to the operation of the Station ("Material Station Agreements") shall, pursuant to
Section 8.6, be a condition to Buyer's obligation to close. To the extent that transfer or assignment hereunder by the SBS Entities to Buyer of any Station Agreement or license is not permitted or is not permitted without the consent of another Person, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach thereof or cause a loss of benefits thereunder. If, other than with respect to the Material Station Agreements, any such third party consent, approval or waiver is not obtained before the Closing, for a period continuing until the earlier of the first anniversary of the Closing Date or such consent, approval or waiver is obtained, the parties shall use their commercially reasonable efforts in good faith to cooperate, and to cause each of their respective Affiliates to cooperate, in effecting any lawful arrangement to provide to Buyer the economic benefits of the Station Agreements for which third party consents, approvals, and waivers are being sought after Closing, and Buyer shall, to the extent Buyer is provided with the benefits thereunder, assume and discharge the obligations under the Station Agreements after the Closing Date.

                  SECTION 5.6. ENVIRONMENTAL SITE ASSESSMENT.

                  (a) If requested of Buyer by Buyer Lenders, within forty-five (45) days of the execution of this Agreement, Buyer may engage at its expense an environmental consulting firm that is reasonably acceptable to the SBS Entities for the purpose of obtaining a Phase I Environmental Assessment for the Real Property leased by the SBS Entities pursuant to the Real Property Leases (the "Environmental Assessment"). In the event the Environmental Assessment describes any Environmental Conditions that could reasonably be expected to result in a liability of Buyer ("Adverse Environmental Conditions"), then Buyer may conduct or have conducted at its expense additional testing to confirm or negate the existence of any such Adverse Environmental Conditions. The SBS Entities shall cooperate with Buyer and use their commercially reasonable efforts to assist Buyer in obtaining the Environmental Assessment and any such additional testing. Notwithstanding the foregoing, if and to the extent a landlord under a Real Property Lease prohibits Buyer or its agent from conducting an Environmental Assessment or any additional testing, Buyer shall not be permitted to conduct such Environmental Assessment or additional testing.

                  (b) If any such Environmental Assessment or additional testing reflects the existence of any such Adverse Environmental Conditions and if such Adverse Environmental Conditions were caused by the actions or omissions of the SBS Entities, the SBS Entities shall cause the Adverse Environmental Conditions to be remedied prior to Closing such that no recognized Adverse Environmental Conditions exist; provided, however, that if remediation cannot be accomplished prior to the scheduled Closing Date, but can be accomplished within sixty (60) days of such date, the SBS Entities may postpone the Closing in order to accomplish such remediation for the number of days up to sixty (60) necessary to accomplish such remediation; provided further, that no SBS Entity shall be obligated to expend in the aggregate in excess of Seventy-Five Thousand Dollars ($75,000) (the "Remediation Cap") to effect such remediation prior to Closing. In the event that the aggregate amount of the remediation cost with respect to such Adverse Environmental Conditions that are identified prior to Closing exceeds the Remediation Cap, the SBS Entities may elect not to take such remedial action. In such event, Buyer may require the SBS Entities to proceed to Closing, in which event Buyer shall receive a reduction in the Purchase Price at Closing equal to the aggregate amount of the remediation cost with respect to such Adverse Environmental Conditions, and the SBS Entities thereafter shall be relieved of any liability to Buyer with respect to such costs (whether pursuant to this Agreement or otherwise). Alternatively, Buyer may terminate this Agreement by notice to the SBS Entities given within ninety (90) days after the date of this Agreement (provided that in any event Buyer shall have twenty (20) days after notification by the SBS Entities that no remedial action shall be taken to terminate this Agreement).

                  (c) If any such Environmental Assessment or additional testing reflects the existence of any Adverse Environmental Conditions and if such Adverse Environmental Conditions were not caused by the actions or omissions of the SBS Entities, the SBS Entities, at their election, may cause such Adverse Environmental Conditions to be remedied prior to Closing such that no recognized Adverse Environmental Conditions exist; provided, however, that if remediation cannot be accomplished prior to the scheduled Closing Date, but can be accomplished within sixty (60) days of such date, the SBS Entities may postpone the Closing in order to accomplish such remediation for the number of days up to sixty (60) necessary to accomplish such remediation. If the SBS Entities elect not to take such remedial action and the aggregate amount of the remediation cost with respect to such Adverse Environmental Conditions could reasonably be expected to exceed Twenty-five Thousand Dollars ($25,000), Buyer may terminate this Agreement by notice to the SBS Entities given within ninety
(90) days after the date of this Agreement (provided that in any event Buyer shall have twenty (20) days after notification by the SBS Entities that no remedial action shall be taken to terminate this Agreement).

                  (d) Subject to the other provisions of this Section 5.6, the Environmental Assessment shall not relieve the SBS Entities of any obligation with respect to any representation, warranty or covenant of the SBS Entities in this Agreement or waive any condition to Buyer's obligations under this Agreement.

                  SECTION 5.7. PUBLIC ANNOUNCEMENT. None of the SBS Entities, Buyer or any of their Affiliates shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law (including any filing to be made with the FCC) or by the rules, regulations or policies of any national securities exchange or association, in which case the other party shall be advised and the parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

                  SECTION 5.8. INTERIM FINANCIAL STATEMENTS. The SBS Entities shall prepare and deliver to Buyer, within five (5) business days of their preparation, monthly statements of revenue and expenses and quarterly balance sheets for the Station during the period from the date hereof through the Closing, and shall deliver to Buyer copies of any other financial statements related to the Business that may be prepared during such period. Such financial statements shall fairly present, in all material respects (subject to the addition of footnotes and customary adjustments), the financial position and results of operations of the Station and the Business, as at the dates and for the periods indicated (subject to customary adjustments), and shall be prepared on a basis consistent and in accordance with the basis upon which the financial statements included in Schedule 3.3 were prepared.

                  SECTION 5.9. ADMINISTRATIVE VIOLATIONS. If any SBS Entity receives any finding, order, complaint, citation or notice prior to the Closing Date which states that any aspect of the Station's operations violates any rule or regulation of the FCC or of any other Governmental Body in any material respect (an "Administrative Violation"), the SBS Entities shall (i) promptly notify Buyer of the Administrative Violation, (ii) except to the extent otherwise addressed in Section 5.6, use their commercially reasonable efforts to remove or correct the Administrative Violation (provided, however, that the SBS Entities may dispute, in good faith, the findings of any Administrative Violation), and
(iii) be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed, to the extent they relate to Administrative Violations occurring prior to the Closing; provided that nothing in this Section shall relieve the SBS Entities of their obligations with respect to the representations and warranties contained herein.

                  SECTION 5.10. BULK SALES ACT. If and to the extent applicable to the transactions contemplated by this Agreement, the SBS Entities agree to jointly and severally indemnify, defend, and hold Buyer harmless against any claims, liabilities, costs, or expenses, including reasonable attorneys' fees, that Buyer may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws with respect to the transactions contemplated hereby.

                  SECTION 5.11. ADVERSE DEVELOPMENTS. Each of the SBS Entities and Buyer shall promptly notify the other party of any materially adverse developments that occur prior to Closing with respect to the Purchased Assets, or the operation of the Station, or with respect to the Transfer Application; provided, however, that compliance with the disclosure requirements of this
Section 5.11 shall not relieve the notifying party of any obligation with respect to any representation, warranty or covenant of the notifying party in this Agreement or waive any condition to the other party's obligations under this Agreement.

                  SECTION 5.12. ADDITIONAL COVENANT. The SBS Entities and Buyer shall make all commercially reasonable efforts to cause the consummation of the transactions contemplated by this Agreement. The SBS Entities and Buyer shall not take any action that is inconsistent with their obligations under this Agreement in any material respect or that could reasonably be expected to materially hinder or materially delay the consummation of the transactions contemplated by this Agreement. The parties acknowledge that Buyer's election, if any, pursuant to Section 8.8 shall not be a breach of this covenant.

                  SECTION 5.13. NO SOLICITATION COVENANT. Each SBS Entity shall not, directly or indirectly, through any officer, director, member, partner, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals or offers by, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than the Buyer and its representatives and agents, concerning (i) any sale of all or any portion of the Purchased Assets including without limitation the Business and the Station, (ii) any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Purchased Assets, the Business or the Station, or (iii) any transaction that would have an effect similar to the transactions described in
(i) or (ii) (each such transaction being referred to herein as a "Proposed Acquisition Transaction"); provided that communication solely of the negative covenant in this Section 5.13 shall not be a violation hereof. Each SBS Entity hereby represents that it is not engaged in discussions or negotiations with any party other than Buyer with respect to any Proposed Acquisition Transaction since August 20, 2003.

                  SECTION 5.14. COPIES OF FCC APPLICATIONS. The SBS Entities shall promptly make available to Buyer copies of any applications filed with the FCC with respect to the Station promptly after the filing of the same with the FCC.

                  SECTION 5.15. ESTOPPEL CERTIFICATES. The SBS Entities shall use commercially reasonable efforts to obtain executed versions of estoppel certificates from the landlords under the Real Property Leases in a form reasonably acceptable to Buyer.

                  SECTION 5.16. TRADE AGREEMENTS; STATION AGREEMENTS. From the date of the Agreement through the Closing, the SBS Entities shall not modify or amend any existing Trade Agreements or enter into any new Trade Agreements (other than in the ordinary course of the Business or Trade Agreements that provide for termination upon thirty (30) days notice without financial penalty) without the prior written consent of the Buyer which shall not be unreasonably withheld or delayed. Except as otherwise disclosed on Schedule 2.2 and except as permitted by this Section 5.16, the Station Agreements will not be modified or renewed without Buyer's written consent, which consent shall not be unreasonably withheld or delayed, except the SBS Entities shall be permitted to renew any Station Agreement that pursuant to its terms renews automatically on a month-to-month basis.

                  SECTION 5.17. TITLE EXAMINATION; TITLE INSURANCE; SURVEYS.

                  (a) If requested of Buyer by Buyer Lenders, Buyer may, at its expense, conduct a review and examination with respect to title of the Real Property, and the SBS Entities shall cooperate as reasonably necessary in the completion of such review and examination. If any such review and examination reflects the existence of any defect, encumbrance, or other limitation with respect to the SBS Entities interest in the Real Property which would cause a material limitation or exclusion from any title insurance policy with respect to the Real Property that Buyer may elect to obtain at Buyer's expense (other than a Permitted Encumbrance) (a "Title Defect"), then Buyer shall notify the SBS Entities of such Title Defect within sixty (60) days after the date of this Agreement, and the SBS Entities shall at its sole cost and expense, cause such Title Defect to be cleared or otherwise remedied as quickly as possible, and in all events prior to Closing or, with the consent of Buyer, shall at its sole cost and expense, cause the title insurance company to insure over any such Title Defect prior to the Closing.

                  (b) Buyer may obtain surveys of the Real Property sufficient to remove any "survey exception" from any title insurance policies Buyer may elect to obtain with respect to the Real Property. The SBS Entities shall cooperate with Buyer and use their commercially reasonable efforts to assist Buyer in obtaining such surveys. Notwithstanding the foregoing, if and to the extent a landlord under a Real Property Lease prohibits Buyer or its agent from conducting such a survey, Buyer shall not be permitted to conduct such a survey.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.1. TAXES; SALES, USE AND TRANSFER TAXES.

                  (a) To the extent that the amount of any adjustment made to the Purchase Price in favor of Buyer pursuant to Section 2.11 in respect of any Tax exceeds the amount actually payable with respect to the period covered by such calculation, Buyer shall promptly reimburse the SBS Entities for the full amount of such excess.

                  (b) Buyer and the SBS Entities shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Return related to the Station or the Purchased Assets and any audit, litigation or other proceeding with respect to Taxes that relates to the Station or the Purchased Assets. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to the preparation of any Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (c) Any sales, use or other transfer Taxes payable by reason of transfer and conveyance of the Business, the Station or the Purchased Assets hereunder and any documentary stamp or transfer Taxes payable by reason of the real estate or interests therein included in the Purchased Assets shall be borne equally by Buyer and the SBS Entities, with each party responsible for one half of any such Taxes; provided that Buyer will reimburse the SBS Entities for Buyer's share of such Taxes paid by the SBS Entities, and the SBS Entities will reimburse the Buyer for the SBS Entities' share of such Taxes paid by the Buyer. All fees relating to any filing with any Governmental Body required for transfer and conveyance of the Business, the Station or the Purchased Assets hereunder, other than amounts (including Taxes) owing to any Governmental Body as of the date hereof or with respect to events occurring prior to the date hereof, shall be borne equally by Buyer and the SBS Entities.

                  SECTION 6.2. EMPLOYEES; EMPLOYEE BENEFIT PLANS.

                  (a) Effective as of the Closing Date, Buyer shall extend offers of employment to employees listed on Schedule 3.15 whom it desires to offer employment on such terms and conditions that Buyer shall determine in its own discretion (such employees who accept Buyer's offer of employment hereinafter referred to as the "Transferred Employees"). Nothing in this Agreement shall obligate Buyer to hire any such employees. SBS Licensee and/or SBS-San Francisco shall terminate the employment of all employees who become employees of Buyer effective upon the Closing Date and shall cooperate with, and use all reasonable efforts to assist, and not interfere with or impede Buyer in its efforts to secure satisfactory employment arrangements with the Transferred Employees to whom Buyer makes offers of employment.

                  (b) The SBS Entities shall vest all Transferred Employees in all benefits accrued through the Closing Date under any Employee Plan that is intended to be qualified under Section 401(a) of the Code.

                  (c) The SBS Entities shall be solely responsible for the Employee Plans or workers compensation arrangements and all obligations and liabilities thereunder. Buyer shall not assume any of the Employee Plans or any obligation or liability thereunder. The SBS Entities shall be solely responsible for all obligations and liabilities associated with any employees of the SBS Entities who are not Transferred Employees and for all obligations and liabilities associated with any Transferred Employees that arise from or relate to facts, circumstances or conduct of the SBS Entities, any of their subsidiaries, any ERISA Affiliate of any of their Subsidiaries that occurred or is deemed to occur on or prior to the Closing.

                  (d) The SBS Entities shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and any state law equivalent statutes resulting from their actions contemplated by this Agreement.

                  (e) The SBS Entities shall retain full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" and any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by any of the SBS Entities whose coverage under such group health plan was attributable to a covered employee's employment performing services in connection with the Station and who has experienced a qualifying event or is receiving continuation coverage on or prior to the Closing. "Continuation coverage," "covered employee," "qualified beneficiary, "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  (f) Each SBS Entity will remain responsible for (i) all benefits payable to its employees who, as of the close of business on the day immediately preceding the Closing Date, were determined to be disabled in accordance with the applicable provisions of the health, accident, sickness, salary continuation, or short-term or long-term disability benefit plans or programs of such SBS Entity, (ii) all benefits payable to its employees, who as of the close of business on the business day immediately preceding the Closing Date, were receiving short-term disability benefits in accordance with the applicable provisions of the short term disability benefit plans or programs of such SBS Entity; and (iii) all benefits payable to employees of any SBS Entity who, as of the close of business on the business day immediately preceding the Closing Date, were on any type of leave other than vacation leave.

                  (g) Nothing contained herein, expressed or implied, is intended to confer upon any Transferred Employee any right to continued employment for any period of time by reason of this Agreement. Nothing contained herein is intended to confer upon any Transferred Employee any particular term or condition of employment.

                  SECTION 6.3. CONTROL OF OPERATIONS PRIOR TO CLOSING DATE. Notwithstanding anything contained herein to the contrary, the Closing shall not be consummated prior to the grant by the FCC of the FCC Consent. The SBS Entities and Buyer acknowledge and agree that at all times commencing on the date hereof and ending on the Closing Date, neither Buyer nor any of its employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise the management or operations of the Station, it being understood that the operation, management, control and supervision of all programs, equipment, operations and other activities of the Station shall be the sole responsibility, and at all times prior to the Closing Date remain within the complete control and discretion, of the SBS Entities, provided that this Section 6.3 shall not be deemed to limit the SBS Entities' obligations under the terms of Section 5.4.

                  SECTION 6.4. NON-SOLICITATION OF EMPLOYEES. For two (2) years hereafter, none of any SBS Entity, nor any of their respective Affiliates (each a "Covenantor") shall directly or indirectly, for itself or on behalf of any other individual or entity, hire or solicit any Transferred Employee who at the time of solicitation is known to the Covenantor to be an employee of Buyer or any of its Affiliates, or induce or attempt to induce through any form of direct communication any such Transferred Employee to leave his or her employment with any of the Buyer or any of its Affiliates who at the time of solicitation is known to the Covenantor to be an employee of Buyer or any of its Affiliates; provided, however, that this Section 6.4 shall not prohibit any Covenantor from making a general, public solicitation or a general industry-specific solicitation for employment.

                  SECTION 6.5. TERMINATION OF CERTAIN ARRANGEMENTS. Except as otherwise may be agreed by the parties in this Agreement or otherwise, Buyer and the SBS Entities acknowledge and agree that any and all services provided by the SBS Entities or any of their Affiliates to the Station and any other arrangements between the SBS Entities or their Affiliates and the Station shall automatically be terminated effective as of the Closing without any additional actions by the parties, and that the SBS Entities and their Affiliates, on the one hand, and the Station, on the other, shall have no further obligations or liabilities to each other from and after the Closing.

                                  ARTICLE VII

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                       OF
                                THE SBS ENTITIES

         The obligations of the SBS Entities under this Agreement to consummate the Closing shall, at the option of the SBS Entities, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  SECTION 7.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.

                  (a) There shall have been no material breach by Buyer in the performance of any of its respective covenants and agreements contained herein to be performed prior to the Closing that remains uncured as of the Closing.

                  (b) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (without regard to any materiality limitation contained in any representation or warranty) on the Closing Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time).

                  (c) Buyer shall have delivered to the SBS Entities certificates, dated as of the Closing Date and signed on behalf of Buyer by its President or any Vice President, certifying that the conditions described in subsections (a) and (b) above have been satisfied.

                  SECTION 7.2. NO RESTRAINT OR LITIGATION.

                  (a) There shall not be in effect any preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a Governmental Body, no statute, rule, regulation or executive order shall have been promulgated or enacted by a Governmental Body, and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

                  (b) There shall not be in existence any suit, action, proceeding or investigation instigated by a Governmental Body before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement; provided, however, that this condition may not be invoked by any SBS Entity if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, any SBS Entity in breach of this Agreement.

                  SECTION 7.3. FCC CONSENT. The FCC Consent shall have been granted, without any condition or qualification that is materially adverse to the SBS Entities, except those that are customary in the assignment of FM licenses and any condition imposed by reason of actions constituting a material breach of the SBS Entities' representations, warranties, covenants and obligations hereunder.

                  SECTION 7.4. PAYMENT. Buyer shall have delivered the Purchase Price to the SBS Entities in accordance with Section 2.7.

                  SECTION 7.5. CLOSING DOCUMENTS. Buyer shall have delivered to the SBS Entities all of the Closing documents specified in Section 2.8(b), all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably acceptable to the SBS Entities.

         Notwithstanding the failure of any one or more of the foregoing conditions, to the extent permitted by law, the SBS Entities may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver; provided, that Closing shall be deemed a waiver of only such conditions.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement to consummate the Closing shall, at the option of Buyer, be subject to the satisfaction on or prior to the Closing Date, of the following conditions:

                  SECTION 8.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.

                  (a) There shall have been no material breach by any or all of the SBS Entities in the performance of any of any SBS Entity's respective covenants and agreements contained herein to be performed prior to the Closing that remains uncured as of the Closing.

                  (b) Each of the representations and warranties of each SBS Entity contained in this Agreement shall be true and correct in all material respects (without regard to any materiality limitation contained in any representation or warranty) on the Closing Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time).

                  (c) Each SBS Entity shall have delivered to Buyer certificates, dated as of the Closing Date and signed on behalf of each SBS Entity by its President or any Vice President, certifying that the conditions described in subsections (a) and (b) above have been satisfied.

                  SECTION 8.2. NO RESTRAINT OR LITIGATION.

                  (a) There shall not be in effect any preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a Governmental Body, no statute, rule, regulation or executive order shall have been promulgated or enacted by a Governmental Body, and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

                  (b) There shall not be in existence any suit, action, proceeding or investigation instigated by a Governmental Body before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement; provided, however, that this condition may not be invoked by Buyer if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, Buyer in breach of this Agreement.

                  SECTION 8.3. FCC CONSENT. Subject to the terms of Section 8.8, the FCC Consent shall have been granted without any condition or qualification that is materially adverse to Buyer or to the operations of the Station, except those that are customary in the assignment of FM licenses and any condition imposed by reason of actions constituting a material breach of the Buyer's representations, warranties, covenants and obligations hereunder.

                  SECTION 8.4. FCC LICENSES. On the Closing Date, SBS Licensee shall be the lawful holder of the FCC Licenses, the FCC Licenses shall be in full force and effect, in accordance with their terms, and the balance of the current license term shall be that applicable generally to radio broadcast stations licensed to communities in the state where the Station in question is located.

                  SECTION 8.5. CLOSING DOCUMENTS. The SBS Entities shall have delivered to Buyer all of the Closing documents specified in Section 2.8(a), all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably acceptable to Buyer.

                  SECTION 8.6. THIRD PARTY CONSENTS. The SBS Entities shall have obtained all consents required under the Material Station Agreements in connection with the consummation of the transactions contemplated by this Agreement (a "Required Consent"), such that after the Closing the Buyer will continue to enjoy all of its rights and privileges under the Material Station Agreements, subject only to the same obligations as are binding thereunder, on terms and conditions that are no less favorable in any material respect than those contained in such Material Station Agreements on the date of this Agreement (as it may be modified prior to the Closing in accordance with the provisions of this Agreement).

                  SECTION 8.7. SATISFACTORY ENVIRONMENTAL ASSESSMENT. To the extent that the Environmental Assessment or additional testing conducted pursuant to Section 5.6 hereof reflects the existence of Environmental Conditions contrary to any representation or warranty in this Agreement, either
(i) the SBS Entities shall have completed the remediation of such Environmental Conditions in accordance with Section 5.6 hereof or (ii) Buyer shall have provided notice to the SBS Entities of Buyer's election to proceed to Closing with the adjustment to the Purchase Price specified in Section 5.6 hereof (provided that Buyer shall be deemed to have provided such notice if it does not exercise its right to terminate this Agreement in accordance with Section 5.6 by the dates specified therein).

                  SECTION 8.8. FINAL ORDER CONTINGENT CONDITION. Notwithstanding the condition in Section 8.3, if, as of the date that is five business days following the date the FCC Consent shall have been granted (the "Closing Extension Deadline"), (w) Buyer Lenders are requiring that the FCC Consent shall have become a Final Order prior to providing Buyer with sufficient funds to enable it to consummate the Closing, and (x) all of the conditions to Closing set forth in this Article VIII have been satisfied (as of the Closing Extension Deadline), Buyer may elect to postpone the Closing until the FCC Consent shall become a Final Order by delivering to the SBS Entities no later than the second business day following the Closing Extension Deadline (y) a written notice setting forth such election and (z) an additional cash advance in the amount of One Million Dollars ($1,000,000) (such election and the additional cash advance, collectively, the "Final Order Closing Requirements"). If Buyer satisfies the Final Order Closing Requirements, the obligations of Buyer under this Agreement to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of the conditions in Article XIII and the FCC Consent becoming a Final Order on or prior to the Closing Date. Pursuant to Section 2.5, the additional cash advance, if any, delivered pursuant to this Section 8.8 shall be treated as part of the Cash

Advance. The SBS Entities agree to provide Buyer with a written receipt acknowledging such additional cash advance.

                  Notwithstanding the failure of any one or more of the foregoing conditions, to the extent permitted by law, Buyer may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver; provided, that Closing shall be deemed a waiver of any such conditions.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.1. INDEMNIFICATION BY THE SBS ENTITIES. After the Closing, each SBS Entity agrees jointly and severally to indemnify and hold harmless each Buyer Group Member from and against any and all Loss and Expense incurred by such Buyer Group Member in connection with or arising from:

                           (i) any breach by any SBS Entity of, or any other failure of any SBS Entity to perform, any of its covenants, agreements or obligations in this Agreement or in any SBS Entities Ancillary Agreement;

                           (ii) any breach of any warranty or the inaccuracy of any representation of any SBS Entity contained in this Agreement (other than a breach of any warranty or the inaccuracy of any representation contained in Sections 3.2 or 3.14) or any certificate delivered by or on behalf of any SBS Entity pursuant hereto;

                           (iii) any breach of any warranty or the inaccuracy of any representation of any SBS Entity contained in Sections
                  3.2 or 3.14;

                           (iv) any Encumbrances on the Purchased Assets arising prior to the Closing except for Permitted Encumbrances; and

                           (v) the failure of any SBS Entity to perform and discharge any Excluded Liabilities;

provided, however, that the SBS Entities shall not be required to indemnify and hold harmless pursuant to clause (i) or (ii) with respect to Loss and Expense incurred by Buyer Group Members until the aggregate amount of all such Loss and Expense exceeds Seventy-Five Thousand Dollars ($75,000) (the "SBS Threshold Amount"); provided, further, that the SBS Entities shall be liable only to extent such Loss and Expense exceeds the SBS Threshold Amount. The aggregate amount that the SBS Entities shall be required to indemnify and hold harmless pursuant to clauses (i) and (ii) with respect to Loss and Expense incurred by Buyer Group Members shall not exceed Three Million Dollars ($3,000,000), and Buyer hereby waives and releases any recourse against the SBS Entities for indemnification hereunder above such amount). In determining whether the SBS Entities shall be obligated to indemnify Buyer under this Section 9.1, each representation and warranty and each covenant contained in this Agreement with respect to which indemnity may be sought hereunder shall be read solely for purposes of determining whether a breach of such representation, warranty or covenant has occurred without regard to materiality qualifications (including Material Adverse Effect) that may be contained therein. The foregoing indemnity is intended by the SBS Entities to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth, except that the SBS Entities shall not, except in cases of fraud, or willful or intentional misrepresentation, be liable for any incidental or special damages or consequential damages that are not reasonably foreseeable, and shall not be liable for any Loss and Expense suffered or incurred by Buyer Group Members in enforcing this indemnity (including costs of investigation, attorneys' fees, etc.) if it is finally determined that Buyer Group Members are not entitled to indemnification under this Section 9.1 (by agreement of the parties, by order of a court of competent jurisdiction or otherwise). The indemnification provided for in this Section 9.1 shall terminate fifteen (15) months after the Closing Date (and no claims shall be made by any Buyer Group Members under this Section
9.1 thereafter), except that the indemnification by the SBS Entities shall continue in any event as to:

                  (A) the covenants of the SBS Entities set forth in Sections 2.9, 2.10, 6.1, 6.2, 11.2, or 11.9 as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations plus sixty (60) days;

                  (B) any Loss or Expense incurred by any Buyer Group Member in connection with, or arising out of the failure of the SBS Entities to perform, any Excluded Liability, as to which no time limitation shall apply; and

                  (C) any Loss or Expense of which any Buyer Group Member has notified the SBS Entities in accordance with the requirements of
         Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 9.1, as to which the obligation of the SBS Entities shall continue until the liability of the SBS Entities shall have been determined pursuant to this Article IX, and the SBS Entities shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this
         Article IX;

                  (D) the representations and warranties of the SBS Entities set forth in Sections 3.6, 3.21, or 3.22, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations plus sixty (60) days; and

                  (E) the representations and warranties of the SBS Entities set forth in Sections 3.2, and 3.14, as to which no time limitation shall apply.

                  SECTION 9.2. INDEMNIFICATION BY BUYER. After the Closing, Buyer agrees to indemnify and hold harmless each SBS Group Member from and against any and all Loss and Expense incurred by such SBS Group Member in connection with or arising from:

                           (i) any breach by Buyer, or any other failure of Buyer to perform, any of its covenants, agreements or obligations in this Agreement or in any Buyer Ancillary Agreement;

                           (ii) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement or any certificate delivered by or on behalf of Buyer pursuant hereto; and

                           (iii) the failure of Buyer to perform any of the Assumed Liabilities, Buyer's (or any successor's or assignee's) operation of the Station and conduct of the Business and/or the ownership and/or use of the Purchased Assets after the Closing.

provided, however, that Buyer shall not be required to indemnify and hold harmless pursuant to clause (i) or (ii) with respect to Loss and Expense incurred by SBS Group Members until the aggregate amount of all such Loss and Expense exceeds Seventy-Five Thousand Dollars ($75,000) (the "Buyer Threshold Amount"); provided, further, that Buyer shall be liable only to extent such Loss and Expense exceeds the Buyer Threshold Amount. The aggregate amount that Buyer shall be required to indemnify and hold harmless pursuant to clauses (i) and
(ii) with respect to Loss and Expense incurred by SBS Group Members shall not exceed Three Million Dollars ($3,000,000). In determining whether Buyer shall be obligated to indemnify the SBS Entities under this Section 9.2, each representation and warranty and each covenant contained in this Agreement with respect to which indemnity may be sought hereunder shall be read solely for purposes of determining whether a breach of such representation, warranty or covenant has occurred without regard to materiality qualifications that may be contained therein. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth, except that Buyer shall not, except in cases of fraud, or willful or intentional misrepresentation, be liable for any incidental or special damages or consequential damages that are not reasonably foreseeable, and shall not be liable for any Loss and Expense suffered or incurred by SBS Group Members in enforcing this indemnity (including costs of investigation, attorneys' fees, etc.) if it is finally determined that SBS Group Members are not entitled to indemnification under this Section 9.2 (by agreement of the parties, by order of a court of competent jurisdiction or otherwise). The indemnification provided for in this Section 9.2 shall terminate fifteen (15) months after the Closing Date (and no claims shall be made by any SBS Group Member under this Section 9.2 thereafter), except that the indemnification by Buyer shall continue in any event as to:

                  (A) the covenants of Buyer set forth in Sections 2.9, 2.10, 6.1, 6.2, 11.2, or 11.9, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations plus sixty (60) days;

                  (B) any Loss or Expense incurred by any SBS Group Member in connection with or arising out of the failure of Buyer to perform any Assumed Liabilities or otherwise arising from the matters described in clause (iii) of this
         Section 9.2, as to which no time limitation shall apply;

                  (C) any Loss or Expense of which any SBS Group Member has notified Buyer in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 9.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article IX, and Buyer shall have reimbursed all SBS Group Members for the full amount of such Loss and Expense in accordance with this Article IX; and

                  (D) the representations and warranties of Buyer set forth in Section 4.2, as to which no time limitation shall apply.

                  SECTION 9.3. NOTICE OF CLAIMS.

                  (a) Any Buyer Group Member or SBS Group Member seeking indemnification hereunder (the "Indemnified Party") shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known or estimable) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based. The failure of any Indemnified Party to give the Claim Notice promptly as required by this Section 9.3 shall not affect such Indemnified Party's rights under this
Article IX except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

                  (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article IX shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree in writing. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

                  SECTION 9.4. THIRD PERSON CLAIMS.

                  (a) In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the third Person claim promptly after receipt by such Indemnified Party of written notice of the third Person claim. Thereafter, the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court

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

papers) received by the Indemnified Party relating to the third Person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within five (5) business days after receipt thereof and shall deliver to the Indemnitor within seven (7) business days after the receipt of such complaint copies of notices and documents (including court papers) physically served upon the Indemnified Party relating to the third Person claim. The failure of any Indemnified Party to give the Claim Notice promptly (or in five (5) business days in the case of service of a complaint upon the Indemnified Party) or to deliver copies of notices and documents as required by this Section 9.4 shall not affect such Indemnified Party's rights under this Article IX except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

                  (b) In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnitor, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

                  SECTION 9.5. LIMITATIONS. In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Article IX, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter. All Loss and Expenses shall be computed net of any insurance proceeds (less any increase in premiums, reasonably attributable to such Loss, for the one-year period following such Loss) that reduce any damages that would otherwise be sustained.

                  SECTION 9.6. TREATMENT OF INDEMNITY PAYMENTS. All payments under this Article IX shall be treated for income tax purposes as adjustments to the Purchase Price.

                  SECTION 9.7. INDEMNIFICATION SOLE REMEDY. Notwithstanding any provision in this Agreement to the contrary, after the Closing the indemnification provided in this Article IX is the sole and exclusive remedy of a party for the matters described in clause (i) of Section 9.1 and 9.2 (excluding any breach or other failure to perform any covenant, agreement or obligation to be performed after the Closing) and clause (ii) of Section 9.1 and 9.2, except in the case of fraud or willful misrepresentation.

                                   ARTICLE X

                            TERMINATION AND REMEDIES

                  SECTION 10.1. TERMINATION.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the
Closing:

                           (i) by the mutual written consent of the SBS Entities and Buyer;

                           (ii) provided that no SBS Entity is then in material breach of this Agreement, by written notice from SBS in the event of a material breach by Buyer of any of its covenants, agreements, representations or warranties contained in this Agreement or if any of the representations or warranties of Buyer contained in this Agreement shall have been inaccurate in any material respect when made, and the failure of Buyer to cure such breach within thirty (30) days after receipt of written notice from SBS requesting such breach to be cured, and provided that the failure to cure such breach would result in the conditions contained in Section 7.1 not being satisfied;

                           (iii) provided that Buyer is not then in material breach of this Agreement, by written notice from Buyer in the event of a material breach by any SBS Entity of any of its respective covenants, agreements, representations or warranties contained in this Agreement or if any of the representations or warranties of any SBS Entity contained in this Agreement shall have been inaccurate in any material respect when made, and the failure of the SBS Entities, as the case may be, to cure such breach within thirty (30) days after receipt of written notice from Buyer requesting such breach to be cured, and provided that the failure to cure such breach would result in the conditions contained in Section 8.1 not being satisfied;

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

                           (iv) by written notice from SBS or Buyer if any court of competent jurisdiction in the United States or other United States Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                           (v) by written notice from Buyer, pursuant to the provisions of Section 5.6 hereof;

                           (vi) by written notice from Buyer, pursuant to the provisions of Section 11.12(b) hereof;

                           (vii) by written notice from SBS or Buyer if, for any reason, the Transfer Application is designated for hearing by the FCC; provided, however, that notice of termination must be given within twenty (20) days after release of the hearing designation order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement;

                           (viii) by written notice from SBS or Buyer if the Closing shall not have occurred on or before the first anniversary of this Agreement (or such later date as may be mutually agreed to by the SBS Entities and Buyer); provided, however, that the right to terminate this Agreement under this
                  Section 10.1(a)(viii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur prior to such date; and

                           (ix) provided that no SBS Entity is then in material breach of this Agreement, by written notice from SBS in the event all of the conditions contained in Article 8 of the Agreement have been satisfied or waived in writing and Buyer fails to deliver the Purchase Price at Closing in accordance with Section 2.7.

                  (b) In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the parties under this Agreement (other than the provisions of Sections 2.5, this Article X, and Sections 11.2 and 11.9) shall be terminated without further liability of any party to the other, except that notwithstanding the foregoing each party shall remain liable to the other party hereto for any breach of its obligations under this Agreement prior to such termination.

                  SECTION 10.2. SBS ENTITIES' REMEDIES. If this Agreement is terminated by SBS and Section 2.5(c) applies, the SBS Entities shall retain the entire amount of the Cash Advance, which shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by the SBS Entities. The SBS Entities and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of the payment to be made pursuant to this Section 10.2 is a fair and equitable amount to reimburse the SBS Entities for damages sustained due to Buyer's breach of this Agreement. Following the Closing, the SBS

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

Entities shall be entitled, in addition to any other remedies that may be available and subject to Section 9.7, to seek specific performance of the terms of this Agreement to be performed after the Closing.

                  SECTION 10.3. BUYER'S REMEDIES. The parties recognize that if, prior to Closing, any SBS Entity breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement prior to Closing. If any action is brought by Buyer to enforce this Agreement, whether prior to or following the Closing (but subject to Section 9.7), the SBS Entities shall waive the defense in any such action that there is an adequate remedy at law and interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy hereunder, and the SBS Entities agree that Buyer shall have the right to seek specific performance. Following the Closing, Buyer shall be entitled, in addition to any other remedies that may be available and subject to Section 9.7, to seek specific performance of the terms of this Agreement to be performed after the Closing.

                  SECTION 10.4. TERMINATION NOTICE. Each notice given by a party pursuant to Section 10.1(a) to terminate this Agreement shall specify the Subsection of Section 10.1(a) pursuant to which the notice is given.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that, except as otherwise provided in Article IX, the representations and warranties contained in Articles III and IV of this Agreement shall terminate fifteen (15) months after the Closing Date. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, (a) the representations and warranties contained in Sections 3.6, 3.21, and 3.22 shall survive for the full period of any applicable statute of limitations plus sixty (60) days, and (b) the representations and warranties contained in Sections 3.2 and 3.14 and 4.2 shall survive without limitation. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article III or IV after the date on which such representations and warranties terminate as set forth in this Section 11.1.

                  SECTION 11.2. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Without limiting the right of either party to pursue all other legal and equitable rights available to it for violation of this Section 11.2 by the other party, it is agreed that other remedies cannot fully compensate the aggrieved party for such a violation of this Section 11.2 and that the aggrieved party shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

                  SECTION 11.3. GOVERNING LAW; VENUE. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York without reference to its choice of law rules. Each of the parties hereto irrevocably submits to the exclusive jurisdiction (subject to the immediately following sentence) of the United States District Court for the Northern District of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees, to the extent permitted under applicable laws and rules of procedure, to commence any action, suit or proceeding relating hereto either in the United States District Court for the Northern District of Illinois, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of Cook County of the State of Illinois. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding in either the United States District Court for the Northern District of Illinois or the Circuit Court of Cook County of the State of Illinois with respect to any matters to which it has submitted to jurisdiction in this Section 11.3. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Northern District of Illinois or (ii) the Circuit Court of Cook County of the State of Illinois, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, judgments, orders or decrees resulting from lawsuits or court actions brought in accordance with the foregoing provisions of this Section 11.3 may be appealed to or enforced in any court of competent jurisdiction.

                  SECTION 11.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or by messenger or 72 hours after having been sent by registered or certified mail or when delivered by private courier addressed as follows:

                  If to any SBS Entity:

                  Spanish Broadcasting System, Inc.
                  2601 South Bayshore Drive PH II
                  Coconut Grove, FL 33133
                  Telephone: (305) 441-6901
                  Facsimile: (305) 441-2179
                  Attention: Raul Alarcon
                  with a copy to:

                  Kaye Scholer LLP
                  901 15th St., NW
                  Suite 1100
                  Washington, D.C. 20005
                  Telephone: (202) 682-3506
                  Facsimile: (202) 682-3580
                  Attention: Jason L. Shrinsky

                  If to Buyer, to:

                  3 Point Media - San Francisco, LLC
                  980 N. Michigan Avenue, Suite 1880
                  Chicago, IL  60611
                  Telephone: (312) 204-9900
                  Facsimile: (312)
                  Attention: Richard Bonick

                  with a copy to:

                  Dow, Lohnes & Albertson, PLLC
                  1200 New Hampshire Avenue, N.W.
                  Washington, D.C.  20036
                  Telephone: (202) 776-2556
                  Facsimile: (202) 776-2526
                  Attention: Michael D. Basile

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

                  SECTION 11.5. ASSIGNMENT; SUCCESSORS AND ASSIGNS.

                  (a) The rights and obligations of any party under this Agreement shall not be assignable or delegable by such party hereto without the written consent of the other parties hereto. Notwithstanding the foregoing, Buyer may, without the consent of the SBS Entities, (i) assign its rights under this Agreement to any wholly-owned subsidiary of Buyer (provided Buyer can make the representations and warranties set forth in Section 4.5 as to such subsidiary) or (ii) make a collateral assignment of its rights under this Agreement for the benefit of its lenders as security for loans used to fund the Purchase Price, and the SBS Entities agree to execute acknowledgments of any collateral assignment(s) pursuant to this Section 11.5 in such forms as Buyer or Buyer's lender(s) may from time to time reasonably request; provided that no such assignment or collateral assignment shall release Buyer from any of its obligations hereunder or shall hinder or delay the consummation of the transactions contemplated hereby.

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

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 11.5 any right, remedy or claim under or by reason of this Agreement.

                  SECTION 11.6. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Exhibits and Schedules referred to herein, and the other documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

                  SECTION 11.7. INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

                  SECTION 11.8. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  SECTION 11.9. EXPENSES. Except as otherwise expressly provided herein, each of the SBS Entities and Buyer will pay all of its own respective costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

                  SECTION 11.10. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                  SECTION 11.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of

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

which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the SBS Entities and Buyer.

                  SECTION 11.12. RISK OF LOSS; DAMAGE TO FACILITIES.

                  (a) The risk of loss or damage to the Purchased Assets shall be on the SBS Entities prior to the Closing and thereafter shall be on Buyer.

                  (b) The SBS Entities shall give prompt written notice to Buyer if a Specified Event occurs. If a Specified Event occurs, Buyer may, at its option, terminate this Agreement by written notice given to the SBS Entities not more than ten (10) days after receipt of the SBS Entities' notice. If Buyer elects not to terminate this Agreement or fails to give written notice within such ten (10) day period, Buyer shall have no further right to terminate this Agreement in respect of such Specified Event and the remaining provisions of this Agreement shall govern. A "Specified Event" means the interruption of the broadcast transmission in the normal and usual manner of the Station for (i) a period of three (3) or more consecutive days or (ii) seven (7) or more periods of 24 consecutive hours.

                  SECTION 11.13. NO THIRD PARTY BENEFICIARIES. The SBS Entities and Buyer do not intend by the execution, delivery or performance of this Agreement to confer a benefit upon any Person not a party to this Agreement.

                  SECTION 11.14. ATTORNEYS' FEES. If either party initiates any litigation against the other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

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                             SIGNATURE PAGE FOLLOWS]

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                          SPANISH BROADCASTING SYSTEM, INC.

                                          By:  ________________________________
                                          Name:  _____________________________
                                          Title:  ______________________________

                                          SPANISH BROADCASTING SYSTEM-SAN
                                          FRANCISCO, INC.

                                          By:  ________________________________
                                          Name:  _____________________________
                                          Title:  ______________________________

                                          KPTI LICENSING, INC.

                                          By:  ________________________________
                                          Name:  _____________________________
                                          Title:  ______________________________

                                          3 POINT MEDIA - SAN FRANCISCO, LLC

                                          By:  ________________________________
                                          Name:  _____________________________
                                          Title: ______________________________